As filed with the Securities and Exchange Commission on May 28, 2008

Registration Number 333-149814

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIAMORPH, INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	7372	51-0632464
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

304 Park Avenue South, 11th Floor
New York, New York 10010
(212) 590-2566

(Address and telephone number of principal executive offices)

Michael Sid
Chief Executive Officer
MediaMorph, Inc.
304 Park Avenue South, 11th Floor
New York, New York 10010
(212) 590-2566

(Name, address and telephone number of agent for service)

Copies to:

Victor J. DiGioia, Esq.
Michael A. Goldstein, Esq.
Becker & Poliakoff, LLP
45 Broadway
New York, New York 10006
(212) 599-3322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	2,400,000	$0.35	$840,000	$33.01
Common Stock, underlying Warrants, par value $0.001(3)	2,400,000	$0.35	$840,000	$33.01
Common Stock, underlying Series A Warrants, par value $0.001(4)	2,400,000	$0.50	$1,200,000	$47.16
Common Stock, par value $0.001(5)	240,000	$0.35	$84,000	$3.30
Total	7,440,000	—	$2,964,000	$116.49	*

*Previously paid.
(1)	All of the shares registered pursuant to this registration statement are to be offered by selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2)	Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. The price of $0.35 per share is a fixed price at which the selling stockholders identified herein may sell their shares until the Registrant’s common stock is quoted on the Over-The-Counter Bulletin Board, at which time sales will be made at prevailing market prices or privately negotiated prices.
(3)	Represents shares of common stock issuable upon exercise of warrants held by the selling stockholders. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).
(4)	Represents shares of common stock issuable upon exercise of Series A warrants which may be issued to the selling stockholders. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).
(5)	Represents shares of common stock which we may issue pursuant to our registration rights obligations to the selling stockholders.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, May 28, 2008

MediaMorph, Inc.

7,440,000 Shares of Common Stock

MediaMorph, Inc. is a development stage company that seeks to provide software products and services to manage and optimize the process of generating revenue from video, audio and textual content distributed through the Internet and mobile phones. We have been in the development stage since our formation and do not currently offer any products or services.

This prospectus relates to the sale of up to 7,440,000 shares of our common stock which may be offered by the selling stockholders identified in this prospectus. This is the initial registration of shares of our common stock.

The shares offered in this prospectus include:

•	2,400,000 shares of common stock issued to investors in our 2007 private placement;

•	2,400,000 shares of common stock issuable upon exercise of warrants issued to investors in our 2007 private placement, including 2,400,000 shares of common stock which we may issue in the event we issue Series A warrants to these investors; and

•	240,000 shares of common stock which we may issue to the selling stockholders pursuant to our obligations under the registration rights granted to them.

We will not receive any proceeds from the resale of shares of our common stock. However, we may receive proceeds from the exercise of the warrants referred to above, unless the warrants are exercised under a ‘‘cashless exercise’’ right.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. The selling stockholders may sell the shares from time to time at a fixed price of $0.35 per share. However, if our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

The securities offered in this prospectus involve a high degree of risk. See ‘‘Risk Factors’’ beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled ‘‘Plan of Distribution.’’

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 under the Securities Act of 1933 that we filed with the Securities and Exchange Commission (the ‘‘SEC’’) using a ‘‘shelf’’ registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 7,440,000 shares of our common stock at any time or from time to time. Each time a selling stockholder sells or otherwise disposes of securities, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the common stock being offered. A prospectus supplement may include additional risk factors or other considerations applicable to the common stock. Any prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section of this prospectus entitled ‘‘Where You Can Find More Information.’’

Moreover, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You may refer to the registration statement and the exhibits thereto for more information about us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference. You may only rely on the information contained in this prospectus or that we have referred you to. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We understand that the safe harbor provided by the Private Securities Litigation Reform Act does not apply to initial public offerings. We and our representatives may from time to time make written or oral statements that are ‘‘forward-looking,’’ including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘may,’’ ‘‘should,’’ variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition to other factors and matters discussed elsewhere herein, the following are important factors that in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the carrying-out of our research and development program for our product candidates;

•	the commercialization of our products, at reasonable costs;

•	the ability to compete against products intended for similar use by recognized and well capitalized competitors;

•	our ability to raise capital when needed, and without adverse and highly dilutive consequences to stockholders;

•	our ability to protect intellectual property;

•	our ability to retain management and obtain additional employees as required; and

•	our ability to adapt to economic, political and regulatory conditions affecting our market.

We are also subject to numerous risks relating to our products, manufacturing, financial resources, competition and personnel as set forth in the section ‘‘Risk Factors’’ in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled ‘‘Risk Factors’’ before deciding to invest in our common stock. Unless the context otherwise requires, MediaMorph, Inc. is referred to throughout this prospectus as ‘‘MediaMorph,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our company.’’

Our Company

Overview

We were incorporated in the State of Delaware on April 10, 2007 under the name MediaMorph, Inc. We are a development stage company that will provide software products and services to manage and optimize the process of generating revenue from video, audio and textual content distributed through the Internet and mobile phones. We have been in the development stage since our formation and have not yet realized revenue from our planned operations.

Our software is being designed to support media companies by managing three business processes: licensing premium content for web and mobile distribution; programming the content on web and mobile sites; and tracking and reporting its usage. For the first area we intend to provide products and services that allow content owners and distributors of content to determine what content can be licensed for a particular usage and develop proposals and deals for licensing the content. In the second area, we intend to provide products and services that will allow distributors of content to optimize the on-demand programming mix they are providing with the goal of increasing total traffic and revenue. For the last, we will manage the provisioning of content and track the usage of the content distributor’s channels back to the content owner.

Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

We have incurred losses since our inception. From inception and through October 31, 2007, we generated revenue of $0, and incurred net losses of $18,227. At October 31, 2007, we had working capital of $477,495 and a deficit accumulated during the development stage of $18,227. From inception and through January 31, 2008, we generated revenue of $0, and incurred net losses of $148,869. At January 31, 2008, we had working capital of $342,993 and a deficit accumulated during the development stage of $148,869. Our auditors, in their audit report, which covers the period through October 31, 2007, have expressed substantial doubt about our ability to continue as a going concern.

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.

Products and Services

MediaMorph will offer software products that will support the business of digital content distribution, allowing for more effective deal flow, better video programming and more complete usage tracking. Our product will have three major modules:

•	Deal Manager — manages the process of determining the availability of content for licensing and then creating proposals and finalizing deals.

•	Programming Optimizer — manages the programming of a mobile or Internet website by allowing the automated ‘‘piloting’’ of videos to establish the level of audience interest.

•	Tracking Manager (formerly called ‘‘Content Deployment Center’’) — manages the deployment of content to a distribution partner based on available assets and deals. Generates tracking tags to measures the usage of the content from multiple partners in real time.

Private Placement

On September 28, 2007, we consummated a private placement of our securities and sold an aggregate of 2,400,000 shares of our common stock and 2,400,000 warrants to purchase up to an aggregate of 2,400,000 additional shares of common stock and 2,400,000 additional common stock warrants, referred to as Series A warrants, for aggregate gross proceeds of $600,000 to certain accredited investors. The securities were sold in units and each unit consisted of 200,000 shares of common stock and 200,000 warrants. The warrants are exercisable at any time until five years from the effective date of the registration statement of which this prospectus forms a part. The warrants may be exercised at an initial exercise price of $0.35 per share for a period of six months following the closing date and thereafter the exercise price will increase to $0.50 per share. If a warrant is exercised within the initial six month period following closing, the holder will be issued, for each warrant exercised, one share of common stock and one new Series A warrant to purchase an additional share of common stock. Each Series A warrant will entitle the holder to purchase one share of common stock at an initial exercise price of $0.50 per share and expires five years from the effective date of the registration statement of which this prospectus forms a part. As of April 29, 2008, we have agreed to extend the initial exercise period of these warrants for an additional period of time to July 31, 2008. As of the date hereof, no warrants have been exercised and no Series A warrants have been issued. We intend to use the net proceeds of the private placement of approximately $500,000 for research and development efforts and general working capital purposes.

The common stock and warrants were sold under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, on a private placement basis, to accredited investors. We made our determination of the availability of such exemptions based upon the facts and circumstances surrounding the private placement, including the representations and warranties made by the purchasers to us and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the shares and the related warrants. We paid approximately $75,000 in total fees and expenses to a registered broker-dealer that we engaged to assist us in the financing. We will incur additional expenses in connection with registering the resale of these securities in accordance with the registration rights obligations we agreed to in the securities purchase agreements we entered into with the investors.

We are obligated to register the re-offer and re-sale of the common stock issued in the private offering and the common stock underlying the warrants and Series A warrants and this registration statement is being filed pursuant to such obligation. We agreed to file the registration statement within 60 days of closing and have it declared effective within 180 days of the filing date and to maintain its effectiveness for a period not to exceed the time when such shares may be sold pursuant to Rule 144(k). We also agree that if the registration statement is not declared effective within the time period specified above, we will pay to the investors liquidated damages equal to 1% of purchase price paid by each investor for each full month in which an event occurred or continued and pro-rata for any partial month in which an event occurred or continued, until it is cured, but in no event for a period of time greater than ten consecutive months. However, at our option, we may, in lieu of making the cash payments referred to above, issue to each investor an amount in shares of common stock equal to 1% of the purchase price paid by such investor. Any shares of common stock which we may issue in lieu of paying liquidated damages will be deemed a registrable security. We have included in this prospectus an aggregate of 240,000 shares of our common stock in order to provide us with the ability to issue registered shares in lieu of cash in the event we are required to pay liquidated damages pursuant to our registration rights obligation.

General

Our principal executive office is located at 304 Park Avenue South, 11th Floor, New York, New York 10010 and our telephone number is (212) 590-2566. Our website is www.mediamorph.com. Information contained in our website shall not be deemed to constitute a part of this prospectus.

THIS OFFERING

Shares offered by Selling Stockholders	7,440,000 shares of common stock, including 4,800,000 shares of common stock issuable upon the exercise of warrants.
Common Stock outstanding before the Offering(1)	7,068,000
Common Stock to be outstanding after the Offering(2)	11,868,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock. However, we will receive proceeds from the exercise of the warrants, unless the warrants are exercised under a ‘‘cashless exercise’’ right. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider ‘‘Risk Factors’’ beginning on page 6.

(1)	As of May 1, 2008. Does not include (i) 4,800,000 shares issuable upon exercise of warrants and Series A warrants to purchase common stock as of such date; (ii) 132,000 shares reserved for issuance to advisory board members and (iii) 500,000 shares reserved for issuance under our 2007 Equity Compensation Plan.
(2)	Assumes the issuance of all shares offered hereby that are issuable upon exercise of certain warrants. Does not include any shares which we may issue pursuant to the registration rights obligations we agreed to in our 2007 private placement.

RISK FACTORS

You should carefully consider the following risk factors and the other information included herein as well as the information included in other reports and filings made with the SEC before investing in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risk Factors Relating to our Business

We have not generated revenue from operations and have a history of losses which may continue.

There can be no assurance that we will earn profits or generate positive cash flows from operations in the future, or that profitability, if achieved, will be sustained. Our success will ultimately depend on our ability to generate revenues in amounts sufficient to permit the operations and development activities to be financed by revenues instead of external financing. There can be no assurance that future revenues will be sufficient to generate the required funds needed to operate the business profitably. We expect to incur short-term losses due to the fact that it is a development stage company in a developing market. We must invest heavily in marketing, promotion and the development of our technology and business. As a result, we will incur substantial operating losses for the foreseeable future. There can be no assurance that we will earn profits or generate positive cash flows from operations in the future, or that profitability, if achieved, will be sustained. There can be no assurance that future revenues will be sufficient to generate the required funds needed to operate the business profitably.

Our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

Our company has limited operating history and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

MediaMorph was formed in April 2007 and has only a limited operating history on which you can base an evaluation of its business and prospects. We have only recently commenced organizing its operations and have no revenues to date. As a software development company in its early stages, we face increased risks, uncertainties, expenses and difficulties. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

•	the absence of an operating history;

•	the lack of a commercial products;

•	insufficient capital;

•	expected substantial and continual losses for the foreseeable future;

•	our ability to anticipate and adapt to a developing market(s) and to technological changes; acceptance by consumers of our software products;

•	limited marketing and manufacturing experience;

•	an expected reliance on third parties for the development and commercialization of some of our proposed products;

•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;

•	the ability to identify, attract and retain qualified personnel;

•	the ability to develop and upgrade our technology and information systems;

•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;

•	our ability to provide superior customer service;

•	uncertain market acceptance of our proposed products; and

•	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company. We may be unable to successfully overcome these risks which could harm our business.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the digital media software markets in which we operate. We must meet many challenges including:

•	Establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

•	Establishing and maintaining our brand name;

•	Timely and successfully developing new products, product features and services and increasing the functionality and features of existing products and services;

•	Developing services and products that result in high degrees of customer satisfaction and high levels of customer usage;

•	Successfully responding to competition, including competition from emerging technologies and solutions; and

•	Developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We are subject to the risks associated with an evolving business.

We are in the process of developing our business and are seeking to develop and promote new and complementary opportunities, services and products, which may include entering into strategic relationships, expanding operations, and acquiring businesses, technologies, services or products, or funding investments or other relationships believed to be strategic. There can be no assurance that we will be able to expand its operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, the launch of any new business or service that is not favorably received by customers could damage our reputation and diminish the value of its brand name. Expansion of operations in this manner would also require significant additional expenses and development, operations and other resources and would strain our management, financial and operational resources. The lack of market acceptance of such services or our inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on our business.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

If we do not successfully develop products and services, our business will be harmed.

Our business and operating results would be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenue or gross profits to offset our operating and other costs. We may successfully identify, develop and market new product and service opportunities in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments. Because the markets for our products and services are subject to rapid change, we must develop new product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

If use of the Internet does not continue to grow, or if the Internet infrastructure cannot support demands placed on it by such continued growth, our business will be harmed.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising, and also on the growth of the wireless data market, including the growth of devices with multimedia capability. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment, or if widespread adoption of technology to access data and multimedia content on wireless devices does not occur. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. If this were to occur, our business and financial condition would be harmed.

We may be subject to legal liability for providing third-party products, services or content.

We will enter into arrangements to offer third-party products, services, content or advertising via distribution on our Web sites. We may be subject to claims concerning these products, services, content or advertising by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, or provide access to these products, services, content or advertising. While we expect that our agreements with these parties will provide that we will be indemnified against such liabilities, such indemnification may not be adequate. It is also possible that if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. Investigating and defending any of these types of claims is expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business and our operating results.

Many of our competitors are larger and have greater financial and other resources than we do and those advantages could make it difficult for us to compete with them.

The market for software and services for digital video over the Internet is relatively new and constantly changing. We expect that competition will continue to intensify. Increased competition may result in price reductions, reduced margins, loss of customers, and changes in our business and marketing strategies, any of which could harm our business. Current and potential competitors may have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share, any of which will harm our business. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, or release products and enhancements before they are thoroughly tested, any of which could harm our operating results and stock price.

We intend to engage in the highly competitive businesses of software development and to provide technical support services for such businesses. We intend to compete directly with such major competitors as BrightCove, Roo Networks and Vignette Corp. and indirectly with large media companies that may provide similar offerings. These companies have substantially more experience and greater sales, as well as greater financial and distribution resources than MediaMorph. The most significant factor which forms the basis upon which we intend to compete is the potential of our software, including its advanced capabilities and ease of use. There can be no assurance that we can effectively compete in the future. The software development industry, in which we are engaged is intensely competitive and is characterized by constant pricing pressures and rapid product adaption, improvement and technological change resulting in relatively short product lives and early product obsolescence. Competition is primarily based on product lines and availability, price, delivery and other support services. Our ability to compete favorably is, in significant part, dependent upon our ability to control costs, react appropriately and in a timely manner to short-term and long-term trends and to competitively price our products while preventing erosion of our margins. There is no assurance that we will be able to do so.

Any failure of our network could lead to significant disruptions in our services business, which could damage our reputation, reduce our revenues or otherwise harm our business.

Our business is dependent upon providing our customers with fast, efficient and reliable services. A reduction in the performance, reliability or availability of our Web sites and network infrastructure may harm our ability to distribute our products and services to our clients, as well as our reputation and ability to attract and retain clients, customers, advertisers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, ‘‘denial of service’’ attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Web sites and network communications, and our systems could be subject to greater vulnerability in periods of high employee turnover. A sudden and significant increase in traffic on our Web sites could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. Our failure to protect our network against damage from any of these events will harm our business.

We depend on various third parties to maintain our communications hardware and perform most of our computer hardware operations. If the third parties’ hardware and operations fail, our business will be harmed.

Substantially all of our communications hardware and most of our computer hardware operations are operated by third parties. If any of these providers’ hardware and operations fail, our reputation and business will suffer. We do not have complete backup systems for these operations. We have a limited disaster recovery plan in the event of damage from fire, floods, hurricanes, earthquakes, power loss, telecommunications failures, break-ins and similar events. Our operations are dependent on our ability to protect our computer systems against these unexpected adverse events. If any of the foregoing occurs, we may experience a complete system shutdown. We have service level agreements in place with some telecommunication providers. A problem with, or failure of, our communications hardware or operations could result in interruptions or increases in response times on the Internet sites of our customers. If we cannot maintain our system in the event of unexpected occurrences, make necessary modifications and/or improvements to the technology, such deficiencies could have a material adverse effect upon our business, financial condition and results of operations.

We depend on technology licensed to us by third parties. If we are unable to maintain these licenses, our operations and financial condition will be materially adversely affected.

We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. The loss of, or our inability to maintain, these licenses could result in increased costs or delay sales of our products. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations may be materially harmed.

We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Our performance and ability to compete are dependent to a significant degree on our proprietary technology. Our proprietary software is protected by common law copyright laws, as opposed to registration under copyright statutes. Common law protection may be narrower than that which we could obtain under registered copyrights. As a result, we may experience difficulty in enforcing our copyrights against certain third party infringements. The source code for our proprietary software is protected as a trade secret. As part of our confidentiality-protection procedures, we generally enter into agreements with our employees and consultants and limit access to, and distribution of, our software, documentation and other proprietary information. There can be no assurance that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. The laws of other countries may afford us little or no protection of our intellectual property. We also rely on a variety of technology that we license from third parties, including our database and Internet server software, which is used in our web site to perform key functions. There can be no assurance that these third party technology licenses will continue to be available to us on commercially reasonable terms, if at all. The loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing software enhancements and new development until equivalent technology could be identified, licensed or developed and integrated. Any such delays would materially and adversely affect our business.

We will need to raise substantial additional capital to fund our operations, and our failure to obtain funding when needed would adversely affect our operations.

In order to commercially introduce our proposed products, we expect that our operations will require us to spend substantial amounts of cash to:

•	complete the development of our software products;

•	continue the development of our other product candidates;

•	finance our general, administrative and license acquisition costs;

•	launch and commercialize our product candidates; and

•	develop and implement sales, marketing and distribution capabilities.

We expect that our cash used in operations will increase significantly over the next several years. Based on our current levels of research and development and our business plan, we believe that our existing cash and cash equivalents (including the proceeds received from our recent private placement), payments for research and development services and other payments required to be made by our collaboration partners, if any, should be sufficient to fund our anticipated levels of operations through at least the end of May 2008. We have based this estimate on various assumptions that may prove to be wrong. Accordingly, we expect to need to raise additional capital to complete the development and commercialization of our current product candidates. Our future funding requirements will depend on many factors, including, but not limited to:

•	the rate of progress and cost of our research and other development activities;

•	any future decisions we may make about the scope and prioritization of the products we pursue;

•	the costs and timing of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the costs of establishing sales, marketing and distribution capabilities;

•	the effect of competing technological and market developments;

•	ongoing determinations of the potential commercial success of our proposed products;

•	the terms and timing of any strategic, licensing and other arrangements that we may establish; and

•	general market conditions for offerings from software companies.

To date, our sources of cash have been primarily limited to the sale of equity securities. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would have a material adverse effect on our business, operating results, financial condition and future growth prospects.

Our ability to obtain capital may be adversely impacted by adverse market conditions.

The general economic climate in the United States is currently characterized by adverse market conditions, including generalized credit market dislocations and a significant contraction in available liquidity. These factors, in conjunction with other economic indicators, such as rising oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown in the U.S. These conditions may make it more difficult for use to successfully raise capital from the equity or debt markets or require us to accept financing terms more onerous than we would otherwise accept. We are currently dependent on the equity and debt markets in order to attract new capital. Due to the foregoing factors, the ability for development stage companies to raise capital has been adversely impacted. Our inability to raise additional capital on acceptable terms is likely to have an adverse impact on our financial condition due to our need to raise additional capital to sustain operations. If we are required to accept onerous terms in a financing transaction, the interests of our current shareholders would be diluted and/or we would be subject to operating covenants that would reduce our flexibility in operating our business.

If we are unable to successfully recruit qualified personnel, we may not be able to continue operations.

In order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the Internet media industry. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

We are dependent upon our Chief Executive Officer.

Our success is largely dependent upon the services of our Chief Executive Officer, Michael Sid. The loss of his services would have a material adverse affect on our business and prospects. We have entered into a long-term employment agreement with Mr. Sid.

Our proposed products are under development and may not be commercially introduced in the near future, if at all.

Our proposed products are in the development stage and will require further development, testing and investment prior to commercialization. We have not commercially introduced any products and do not expect to do so until the second half of 2008 at the earliest, depending upon the timing of our completion of our research and development activities. We cannot assure you that any of our proposed products will be successfully developed or that we will be able to successfully market such products.

We currently have a very limited sales and marketing organization. If we are unable to establish a direct sales force or we are unable to enter into marketing agreements with third parties in the United States to promote our products, the commercial opportunity for our products may be diminished.

We currently have a very limited sales and marketing organization. If we are able to launch a product, we intend to market these products directly to consumers through our own sales force or enter into marketing agreements with third parties. We will incur significant additional expenses and may need to commit significant additional management resources to promote and sell our products. In the event we are unable to develop our own sales force or collaborate with a third party to sell our product candidates, we may not be able to commercialize our product candidates, which would negatively impact our ability to generate revenue.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

We are a small company with two employees as of January 31, 2008. To continue our development efforts and launch a product, we will need to expand our employee base for managerial, operational, financial and other resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

Rapid technological change could make our product candidates obsolete.

Technology products have undergone rapid and significant change and we expect that they will continue to do so. Any products or processes that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete or uneconomical.

Risk Factors Relating To Our Intellectual Property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our product candidates and the methods used to create them, as well as successfully defending these patents against third party challenges. We will only be able to protect our product candidates from unauthorized making, using, selling, and offering to sell or importation by third parties to the extent that we have rights under valid and enforceable patents or trade secrets that cover these activities. The patent position of software companies can be highly uncertain and involve complex legal and factual questions. Changes in either the patent laws or interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in any patents we may license or obtain. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not be the first to make the invention covered by a future pending patent applications, if any;

•	we might not be the first to file patent applications for any inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	it is possible that any patent applications we may file, if any, will not result in issued patents;

•	if we are issued patents in the future, they may not provide us with any competitive advantage, or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	we may not develop additional proprietary technologies that are patentable; or

•	the patents of others may have an adverse effect on our business.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time-consuming and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights or use our technology.

If we pursue litigation to stop someone else from using the inventions claimed in our owned or licensed patents or the patents issuing from a licensed application, that individual or company has the right to ask the court to rule that these patents are invalid and/or should not be enforced. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights in these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to cease engaging in activities judged to be covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid and/or unenforceable, and we may not be able to do this. Proving invalidity and/or unenforceability is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors’ issued patents or patents issued from a licensed application or our licensors’ pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of inventions in the United States. The cost of these proceedings would be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risk Factors Relating to our Securities

Because our common stock is a ‘‘penny stock’’ there may be a limited trading market.

Our common stock is subject to the ‘‘penny stock rules’’ adopted pursuant to Section 15(g) of the Securities Exchange Act of the 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth less then $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade ‘‘penny stock’’ to persons other than ‘‘established customers’’ complete certain documentation, make suitable inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade ‘‘penny stock’’ because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the penny stock rules for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Our directors and executive officers control a significant portion of our outstanding common stock. Their interests may conflict with our outside stockholders, who may be unable to influence management and exercise control over our business.

As of January 31, 2008, our executive officers and directors beneficially owned approximately 29% of our outstanding common stock. As a result, our executive officers and directors have significant influence to: elect or defeat the election of our directors, amend or prevent amendment of our articles of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote. Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, such as us are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

There are restrictions on the transferability of the securities.

Until registered for resale, investors must bear the economic risk of an investment in the shares our common stock for an indefinite period of time. Rule 144 promulgated under the Securities Act (‘‘Rule 144’’), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of ours and was not an affiliate at any time during the 90 day period prior to sale and who has satisfied a one year holding period. However, our securities currently are not eligible for the Rule 144 exemption. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability. As of January 31, 2008, there were 7,068,000 shares of restricted common stock outstanding that may become eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Sales of our common stock by certain present stockholders under Rule 144 may, in the future, have a depressive effect on the market price of our securities. In addition, the sale of shares by officers and directors and other affiliated shareholders may also have a depressive effect on the market for our securities.

If we do not obtain and maintain effectiveness of the registration statements covering the resale of the shares issued in the private placement, we will be required to pay certain liquidated damages, which could be material in amount.

The terms of the securities purchase agreement in connection with the private placement we consummated in 2007 require us to pay certain liquidated damages to the purchasers in the private placement in the event that the registration statement does not become effective 180 days after the filing date or its effectiveness is not maintained for the required period. If the SEC does not declare this registration statement effective within the aforementioned time periods, we will be obligated to either pay the liquidated damages in cash or issue to each purchaser a number of additional shares of common stock as is equal to 1.0% of that purchaser’s aggregate purchase price per month, for a maximum of ten months, which based on the current price of our common stock, would result in our issuance of an additional 240,000 shares. Accordingly, we have included in this prospectus an aggregate of 240,000 shares of our common stock in order to provide us with the ability to issue registered shares in lieu of cash in the event we are required to pay liquidated damages pursuant to our registration rights obligation. The payment of cash damages could harm our cash position and the issuance of shares of common stock in lieu of paying the cash penalty would result in additional dilution.

Market volatility may affect our stock and the value of your investment.

The market prices for securities of software companies in general have been highly volatile and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

•	announcements of technological innovations or new products by us or our competitors;

•	the success of our development efforts to commercialize products and to enhance commercial products;

•	any intellectual property infringement action, or any other litigation, involving us;

•	non-issuance of patents on our, or our licensors’, pending patent applications, or invalidation of our, or our licensors’, patents or other intellectual property rights;

•	announcements concerning our competitors, or the software industry in general;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates or recommendations by securities analysts;

•	sales of large blocks of our common stock;

•	sales of our common stock by our executive officers, directors and significant stockholders; and

•	the loss of any of our key personnel.

The occurrence of one or more of these factors may cause our stock price to decline, and you may not be able to resell your shares at or above the price you paid for your shares. In addition, the stock market in general, and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market conditions may adversely affect the trading price of our common stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares offered by this prospectus and issuable upon the exercise of outstanding options or warrants, the market price of our common stock could fall. The shares offered by this prospectus represent approximately 33% of our outstanding common stock (prior to giving effect to the issuance of shares of common stock upon exercise of the warrants we issued in our recent private placement). These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Because we do not intend to pay dividends, you will benefit from an investment in our common stock only if it appreciates in value.

We have paid no cash dividends on any of our capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. The success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchased your shares.

Provisions in our charter documents and Delaware law could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	authorizing the issuance of ‘‘blank check’’ preferred that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

•	advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.

Exercise of outstanding warrants and options will dilute stockholders and could decrease the market price of our common stock.

As of the date of filing, we had issued and outstanding warrants to purchase an aggregate of 2,400,000 additional shares of common stock, including the warrants issued in our recent private placement. If these warrants are exercised prior to the six month anniversary of the closing date of our 2007 private placement, we will issue up to an additional 2,400,000 Series A warrants. In addition, we have reserved an aggregate of 500,000 shares of common stock for issuance as awards under our 2007 Plan and have granted a total of 182,000 options to employees and directors under the 2007 Plan as of the date of this prospectus. To the extent that these securities are exercised, dilution to our shareholders will occur. The exercise of these securities by the holders could adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital.

USE OF PROCEEDS

We are not selling any shares of our common stock and therefore, there will be no proceeds to us from the sale of shares of common stock. However, we may receive up to approximately $840,000 upon the exercise of the outstanding warrants held by certain selling stockholders for which we have registered the shares of common stock underlying the warrants, unless the warrants are exercised under a ‘‘cashless exercise’’ right. In addition, if all of the warrants registered hereby are exercised within six months from the closing date and we issue the holders additional Series A warrants, we may receive up to approximately $1,200,000 upon the exercise of the Series A warrants. We intend to use any proceeds from the exercise of warrants for general working capital purposes.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. As of January 31, 2008, we had 7,068,000 shares of common stock issued and outstanding and approximately 26 shareholders of record of our common stock.

Dividend Policy

It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended October 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	0	$	N/A	500,000	(1)
Equity compensation plans not approved by security holders	0	$	N/A	0
Total	0	$	N/A	500,000	(1)

(1)	Excludes options to purchase 182,000 shares of common stock issued under the 2007 Plan as of May 16, 2008.

DETERMINATION OF OFFERING PRICE

The sales price of the units sold in our private placement from 2007 was $0.25 and the per share offering price herein is $0.35. It is a fixed price at which the selling stockholders identified herein may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The per share offering price of the common stock was chosen based on the last completed offering price of common stock and warrants to accredited investors pursuant to an exempt private placement. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to request the assistance of a market maker to apply to the OTC Bulletin Board for the quotation of the common stock. If the common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties.

Overview

We are a development stage company that will provide software products and services to manage and optimize the process of generating revenue from video, audio and textual content distributed through the Internet and mobile phones. We have been in the development stage since our formation and have not yet realized revenue from our planned operations

Our software is being designed to support media companies by managing three business processes: licensing premium content for web and mobile distribution; programming the content on web and mobile sites; and tracking and reporting its usage. For the first area we intend to provide products and services that allow content owners and distributors of content to determine what content can be licensed for a particular usage and develop proposals and deals for licensing the content. In the second area, we intend to provide products and services that will allow distributors of content to optimize the on-demand programming mix they are providing with the goal of increasing total traffic and revenue. For the last, we will manage the provisioning of content and track the usage of the content distributor’s channels back to the content owner.

Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives. Accordingly, management of cash flow is extremely important. The most significant use of our cash is for research and development activities.

Plan of Operation

Our plan of operation for the next twelve months is to focus on our development of our product proposals and to commercially introduce one or more offerings. Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

We have incurred losses since our inception. For the year ended October 31, 2007, we generated revenue of $0, and incurred net losses of $18,227. At October 31, 2007, we had working capital of $477,495 and a deficit accumulated in the development stage of $18,227. From inception and through January 31, 2008, we generated revenue of $0, incurred net losses of $148,869 and had working capital of $342,993 and a deficit accumulated in the development stage of $148,869. Our auditors, in their audit report, which covers the period from inception through October 31, 2007, have expressed substantial doubt about our ability to continue as going concern.

We intend to offer software products that will support the business of digital content distribution, allowing for more effective deal flow, better video programming and more complete usage tracking. Our product will have three major modules:

•	Deal Manager — manages the process of determining the availability of content for licensing and then creating proposals and finalizing deals.

•	Programming Optimizer — manages the programming of a mobile or Internet website by allowing the automated ‘‘piloting’’ of videos to establish the level of audience interest.

•	Tracking Manager (formerly called ‘‘Content Deployment Center’’) — manages the deployment of content to a distribution partner based on available assets and deals. Generates tracking tags to measures the usage of the content from multiple partners in real time.

The implementation of our operational strategies will depend on our capital and we cannot be sure that such operational strategies will be achieved.

Satisfaction of Cash Resources

To date, we have relied solely upon selling equity securities in private placements to generate cash to implement our plan of operations. We believe that our cash and cash equivalents of $381,810 as of January 31, 2008 will not be sufficient to meet our cash requirements for the next twelve months and we expect to require additional cash resources to carry out our plan of operation. As of January 31, 2008, we have cash commitments through January 31, 2009 of approximately $180,000 to primarily fund our product development activities and executive employment contract. We also expect that our general and administrative expenses will increase for the next year as we hire additional staff.

As we expect that our cash used in operations will increase significantly over the next several years, we will need to raise additional capital to complete the development and commercialization of our current product proposals. No assurances can be given that we will be successful in raising additional capital from any proposed financings. However, we currently have no firm agreements with any third-parties for any financing arrangements and no assurances can be given that we will be successful in raising additional capital from any proposed financings or that additional financing, if at all available, can be obtained on acceptable terms to us. If we raise additional funds by selling shares of common stock or convertible securities, the ownership of our existing shareholders will be diluted. Further, if additional funds are raised though the issuance of equity or debt securities, such additional securities may have powers, designations, preferences or rights senior to our currently outstanding securities. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition. Further, if expenditures required to achieve our plans are greater than projected or if revenues are less than, or are generated more slowly than, projected, we will need to raise a greater amount of funds than currently expected.

Critical Accounting Policies

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our accounting policies are described in Note 3 of the notes to our financial statements included elsewhere in this registration statement. The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate, and different assumptions or estimates about the future could materially change our reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our financial statements.

Use of Estimates   —   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, if applicable and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents   —   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Amounts reported include cash on deposit in overnight deposit accounts and investments in money market accounts.

Software Development Costs — In March 2000, the Financial Accounting Standards Board’s Emerging Issue Task Force (‘‘EITF’’) issued EITF No. 00-2 ‘‘Accounting for Web Site Development

Costs’’, which provides guidance with respect to capitalization of certain costs incurred in connection with web development activities and references Statement of Financial Accounting Standards (‘‘SFAS’’) No. 86 ‘‘Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed’’. In accordance with these pronouncements, costs to establish the technological feasibility of software applications developed by the Company are charged to expense as incurred. Certain costs incurred subsequent to achieving technological feasibility will be capitalized. During the quarter ended January 31, 2008, the Company incurred and expensed $92,599 of software development costs.

Results of Operations

The following analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements, our condensed consolidated financial statements and the notes to these financial statements contained elsewhere in this Registration Statement.

Results of Operations for the Period from Inception through October 31, 2007

We have not earned any revenues from our incorporation in the period from Inception (April 10, 2007) to October 31, 2007. We do not anticipate earning revenues until, if and when we commercially launch a product offering.

We incurred selling, general and administrative expenses in the amount of $19,464 for the period from our inception to October 31, 2007. These expenses were primarily comprised of $14,951 of Salaries and related payroll taxes.

During the period from Inception through October 31, 2007, interest income consisted of interest on available bank balances amounting to $1,237.

The net loss for the period from inception to October 31, 2007 of $18,227 was the result of selling, general and administrative expenses of $19,464 off set by $1,237 in interest income.

We have not attained profitable operations and are dependent upon obtaining financing to pursue operations. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Period from Inception through January 31, 2008

We have not earned any revenues from our incorporation in the period from Inception (April 10, 2007) to January 31, 2008. We do not anticipate earning revenues until, if and when we commercially launch a product offering.

During the period from inception through January 31, 2008, we incurred software development costs principally comprised of salaries and payroll taxes (including an allocation of fifty percent of the wages of the Chief Executive Officer) of $56,081, professional fees of $25,754, and computer and Internet expenses of $10,764 which totals $92,599.

During the period from inception through January 31, 2008, we incurred selling, general and administrative expenses of $62,403 principally comprised of salaries and payroll taxes (net of an allocation of fifty percent of the wages of the Chief Executive Officer) of $34,919, professional fees of $13,834, rent and other office expenses of $4,774, travel and entertainment expenses of $4,834 and other expenses of $4,042.

During the period from Inception through January 31, 2008, interest income consisted of interest on available bank balances amounting to $6,133.

The net loss for the period from inception to January 31, 2008 of $148,869 was the result of software development costs of $92,599, selling, general and administrative expenses of $62,403 off set by $6,133 in interest income.

We have not attained profitable operations and are dependent upon obtaining financing to pursue operations. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Liquidity and Capital Resources

Overview

We are in the development stage of our business and we expect to incur significant losses from operating activities until such time as we are able to introduce commercial products and consistently generate meaningful revenue from the sale of product licenses and related revenue streams, such as through professional services. Our ability to achieve and sustain a level of positive cash flow from operations that will be sufficient to satisfy our operating, capital and other cash requirements is subject to the risks associated with our business, including those described under ‘‘Risk Factors’’ in this prospectus, and to changes in our business plan, capital structure and other events. We were incorporated in 2007 and since then we have financed our operations through the issuance of equity securities. As described in greater detail below, we expect to need to raise additional capital to implement our business plan. We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

Sources and Uses of Cash

As of January 31, 2008, we had cash, cash equivalents and investments of $381,810, Our working capital was $342,993. Net cash used in operations was $132,286 for the period from inception to January 31, 2008 and was primarily due to our loss of $148,869. Cash provided by financing activities for the period from inception to January 31, 2008 was $514,096 resulting from net proceeds from the private placement of $495,200 which closed on September 28, 2007, and a short term advance of $18,896 from our Chief Executive Officer, which is expected to be repaid in the near future.

We expect our existing cash resources to be sufficient to fund our operations through May 2008. We estimate that we will require approximately $1.0 million in additional cash to fund our operations through January 31, 2009. If the investors in our 2007 private placement exercise the warrants issued in that transaction for cash, we would receive approximately $840,000 in additional cash. If all such warrants are exercised, we expect those additional funds to be sufficient to fund our operations through October 2008. No assurances, however, can be given that any of these warrants will be exercised for cash in which event we will be required to raise additional funds from other external sources. As of April 29, 2008, we have agreed to extend the initial exercise period of these warrants for an additional period of time to July 31, 2008. As of the date hereof, no warrants have been exercised and no Series A warrants have been issued.

Prior to October 2008, we expect either a second round of warrant exercises or the introduction of a new source of financing to provide sufficient cash to fund our operations through January 2009 and beyond. Based on the status of current negotiations with potential customers, we believe that we may begin receive revenue from third party customers during the fiscal quarter ending July 31, 2008 and expect that revenue to continue at a modest level throughout the year. We cannot, however, provide any assurances that we will be able to consummate any customer agreements and begin receiving revenue during this time period, or at all, or that any revenue receipts will continue for any period of time.

Although we believe that we will be able receive sufficient funds in a timely fashion to support our operations through January 2009, we cannot provide any assurance that we will receive such cash in a timely fashion. Currently, there is no assurance that our investors will exercise the first round of warrants in April or May or, if they do exercise the first round, that they will exercise the second round, or that we will be able to secure additional sources of financing. If we fail to obtain the additional financing as planned or if we fail to earn sufficient revenue to generate the required cash flow, we may have to modify, delay or abandon some or all of our business and expansion plans and ultimately we may have to cease operations.

To date, we have relied primarily upon selling equity securities from private placements to generate cash to implement our plan of operations. Based on our current levels of research and development and our business plan, we believe that our cash and cash equivalents as of January 31, 2008, inclusive of the proceeds received from our private placement, should be sufficient to fund our anticipated levels of operations only through May 2008. Our capital resources are focused on product development activities. As we expect that our cash used in operations will increase significantly over the next several years, we expect to need to raise additional capital to implement our business plan. No assurances can be given that we will be successful in raising additional capital from any proposed financings. However, we currently have no firm agreements with any third-parties for any financing arrangements and no assurances can be given that we will be successful in raising additional capital from any proposed financings or that additional financing, if at all available, can be obtained on terms acceptable to us. If we raise additional funds by selling shares of common stock or convertible securities, the ownership of our existing shareholders will be diluted. Further, if additional funds are raised though the issuance of equity or debt securities, such additional securities may have powers, designations, preferences or rights senior to our currently outstanding securities. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition. Further, if expenditures required to achieve our plans are greater than projected or if revenues are less than, or are generated more slowly than, projected, we will need to raise a greater amount of funds than currently expected.

The general economic climate in the United States is currently characterized by adverse market conditions, including generalized credit market dislocations and a significant contraction in available liquidity. These factors, in conjunction with other economic indicators, such as rising oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown in the U.S. These conditions may make it more difficult for use to successfully raise capital from the equity or debt markets or require us to accept financing terms more onerous than we would otherwise accept. Our inability to raise additional capital on acceptable terms is likely to have an adverse impact on our financial condition due to our need to raise additional capital to sustain operations.

As of January 31, 2008, we have cash commitments of $232,000 as follows: 1,930 for our office lease through March 31, 2008, $200,000 for executive compensation through May 31, 2009, and $30,000 for research and development expenses through October 31, 2008. These commitments are included in our cash requirements as discussed above and will be funded as part of our monthly operating expenses. As of January 31, 2008, our monthly cash requirements averaged approximately $40,000, based on the previous three months. As we increase operations in the latter part of calendar 2008, we expect our monthly cash requirements to increase to approximately $180,000.

As a development stage enterprise, our primary efforts, to date, have been devoted to conducting research and development, raising capital, and recruiting staff. We have limited capital resources and have experienced a net loss attributable to our common stockholders of $148,869 since inception and have had negative cash flows from operations since inception. These losses have resulted principally from costs incurred in research and development activities, including software development costs and general and administrative expenses. We expect to incur additional operating losses until such time as we generate sufficient revenue to offset expenses, and we may never achieve profitable operations.

We expect our cash requirements for operating activities will increase due to the following future activities:

•	Conduct commercialization activities in support of our proposed products, including development of market plans and sales and marketing capabilities;

•	Maintain, protect and expand our intellectual property;

•	Develop expanded internal infrastructure; and

•	Hire additional personnel.

Private Placement

On September 28, 2007, we consummated a private placement of our securities and sold an aggregate of 2,400,000 shares of our common stock and 2,400,000 warrants to purchase up to an aggregate of 2,400,000 additional shares of common stock and 2,400,000 additional common stock warrants, referred to as Series A warrants, for aggregate gross proceeds of $600,000 to certain accredited investors. The securities were sold in units and each unit consisted of 200,000 shares of common stock and 200,000 warrants. The warrants are exercisable at any time until five years from the effective date of the registration statement of which this prospectus forms a part. The warrants may be exercised at an initial exercise price of $0.35 per share for a period of six months following the closing date and thereafter the exercise price will increase to $0.50 per share. If a warrant is exercised within the initial six month period following closing, the holder will be issued, for each warrant exercised, one share of common stock and one new Series A warrant to purchase an additional share of common stock. Each Series A warrant will entitle the holder to purchase one share of common stock at an initial exercise price of $0.50 per share and expires five years from the effective date of the registration statement of which this prospectus forms a part. As of April 29, 2008, we have agreed to extend the initial exercise period of these warrants for an additional period of time to July 31, 2008. As of the date hereof, no warrants have been exercised and no Series A warrants have been issued. We intend to use the net proceeds of the private placement of approximately $500,000 for research and development efforts and general working capital purposes.

The common stock and warrants were sold under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, on a private placement basis, to accredited investors. We made our determination of the availability of such exemptions based upon the facts and circumstances surrounding the private placement, including the representations and warranties made by the purchasers to us and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the shares and the related warrants. We paid approximately $75,000 in total fees and expenses to Meyers Associates, LP, a registered broker-dealer that we engaged to assist us in the financing. We will incur additional expenses in connection with registering the resale of these securities in accordance with the registration rights obligations we agreed to in the securities purchase agreements we entered into with the investors.

We are obligated to register the re-offer and re-sale of the common stock issued in the private offering and the common stock underlying the warrants and Series A warrants and this registration statement is being filed pursuant to such obligation. We agreed to file the registration statement within 60 days of closing and have it declared effective within 180 days of the filing date and to maintain its effectiveness for a period not to exceed the time when such shares may be sold pursuant to Rule 144(k). We also agree that if the registration statement is not declared effective within the time period specified above, we will pay to the investors liquidated damages equal to 1% of purchase price paid by each investor for each full month in which an event occurred or continued and pro-rata for any partial month in which an event occurred or continued, until it is cured, but in no event for a period of time greater than ten consecutive months. However, at our option, we may, in lieu of making the cash payments referred to above, issue to each investor an amount in shares common stock equal to 1% of the purchase price paid by such investor. Any shares of common stock which we may issue in lieu of paying liquidated damages will be deemed a registrable security. We have included in this prospectus an aggregate of 240,000 shares of our common stock in order to provide us with the ability to issue registered shares in lieu of cash in the event we are required to pay liquidated damages pursuant to our registration rights obligation.

In addition, pursuant to the securities purchase agreement we entered into with the investors, we granted the investors anti-dilution protection such that if prior to the twelve month anniversary of the closing date or the effective date of this registration statement, whichever is sooner, we sell additional equity securities in a capital raising transaction for a price that is less than the per share purchase price in the private placement, then we shall issue the investors, subject to certain exceptions, an additional number of shares of common stock so that per share purchase price in the private placement is equal to such other lower price per share. In addition, the warrants will be similarly adjusted. In addition, we agreed that during the period commencing on the closing date and expiring on the first to occur of the twelve month anniversary of the effective date of this registration statement or the 24 month anniversary of the closing date, we will not, directly or indirectly, effect a subsequent financing of our securities, unless we first offer to sell to the investors in the private placement 50% of the securities offered in such subsequent financing. We also agreed to appoint to our board two independent directors nominated by the investors and our financial advisory and elected Mr. Robert Baron and Ms. Laraine Mancini as independent directors, in compliance with this obligation. We agree to seek to nominate such individuals for reelection to the board for at least two subsequent years.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since our inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. We expect this trend to continue. The expansion and development of our business will likely require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenues, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

Contractual Obligations and Commitments

The following is a summary of our significant contractual cash obligations for the periods indicated that existed as of January 31, 2008.

	Total	Less than 1 year	1-2 years	3-5 years	More than 5 years
Office services contract*	$1,930	$1,930
Executive employment contract	$200,000	$150,000	$50,000
Research and development contract	$30,000	$30,000
Total obligations	$231,930	$181,930	$50,000

*	Contract expired March 31, 2008 and we have paid a deposit of $3,860. We recently extended our contract through July 31, 2008 at a rate of $3,290 per month.

Our major contractual obligations relate to our office services, executive compensation and a research and development contract. We expect to devote substantial resources to continue our research and development efforts, to develop our product pipeline and to support our product proposals as they progress to commercial launch. We expect our funding requirements, particularly our product development costs, to increase as we attempt to develop our business and grow our company. Our funding requirements will depend on numerous factors, including:

•	the scope and results of our research and development activities;

•	advancement of other product proposals into development;

•	potential acquisition or in-licensing of other product proposals, commercial products or technologies;

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the results of such litigation; and

•	our ability to establish and maintain additional collaborative arrangements.

The duration and cost of research and development activities, including beta-trials may vary significantly over the life of a particular project. Although we expect to fund these obligations as part of our monthly operating expenses, it is likely that we will need to raise additional capital to satisfy these costs due to the early stage of our development and our current capital position. As described above, we may receive additional funds in the short term from the exercise of currently outstanding warrants and we may also raise additional capital from equity or debt financings. However, as described above, no assurances can be given that any investors will exercise their warrants for cash and there can be no assurances that we will be successful in raising additional capital from any proposed financings or that additional financing, if at all available, can be obtained on acceptable terms to us. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition. Further, if expenditures required to achieve our plans are greater than projected or if revenues are less than, or are generated more slowly than, projected, we will need to raise a greater amount of funds than currently expected.

Current and Expected Revenue and Expense Trends

Revenue

Upon commercial introduction of our products and services, we expect to derive revenue from sales of licenses for our software and from maintenance and professional services.

Software Licenses.     Upon introduction of our products, we expect to derive the majority of our revenue from sales of licenses of our software applications, which allow our customers to use the software pursuant to a license agreement. We will recognize revenue from sales of licenses generally upon shipment of the software.

Maintenance and Professional Services.    Upon product launch, we expect to also generate revenue by providing our customers with maintenance comprised of software updates and product support. We intend to either include our maintenance services for a designated period in the price of the software at the time of sale or charge customers as separate maintenance fee and enter into separate maintenance agreements with them. These agreements would entitle our customers to software updates on a when-and-if-available basis and product support for an annual fee based on the licenses purchased and the level of service subscribed. In addition, we expect that we may also provide professional services to assist our customers in strategic planning for our software applications, the installation of our software and the training of their employees to use our software.

Cost of Revenue

We expect that our cost of revenue will primarily consist of the following:

Cost of Software Revenue.    Cost of software revenue will consist primarily of research and development fees paid to third parties, media, manual, translation and distribution costs, and royalties to third-party software developers for technology embedded within our software. Because our development initiatives have resulted in insignificant time and costs incurred between technological feasibility and the point at which the software is ready for general release, we do not capitalize any of our internally-developed software.

Cost of Services Revenue.    Cost of services revenue will consist primarily of salary and other personnel-related costs incurred in connection with our provision of maintenance and professional services. Cost of services revenue also includes other allocated overhead expenses for our professional services and product support personnel, as well as travel-related expenses for work performed at a customer’s site.

Operating Expenses

We classify our operating expenses as follows:

Sales and Marketing.    Although currently, our only personnel that engage in sales and marketing activities are our Chief Executive Officer and our Chairman, we expect that as we move towards commercial launch of our products, and thereafter, we will employ additional sales and marketing personnel and devote a greater amount of our cash resources to sales and marketing expense. Sales and marketing expenses primarily consist of the following:

•	personnel and related costs for employees and directors engaged in sales, marketing and product management, including salaries and incentive compensation, related employee benefit costs and allocated overhead expenses;

•	travel related expenses to meet with potential customers, and for other sales and marketing related purposes; and

•	sales promotion expenses, public relations expenses and costs for marketing materials and other marketing events.

Research and Development.    Research and development expenses represent the expense of developing and enhancing our software products. These expenses primarily consist of the following:

•	personnel and related costs, including salaries, employee benefits, equity and other incentive compensation and allocated overhead expenses, for research and development personnel, including software engineers, software quality assurance engineers and systems engineers; and

•	contract labor expense and consulting fees paid to independent consultants and others who provide software engineering services to us, as well as other expenses associated with the design and testing of our software.

To date, our research and development efforts have been primarily devoted to developing our product prototypes. We expect research and development expense to increase in the future as we continue to develop our solutions for our customers.

General and Administrative.    General and administrative expenses represent the costs and expenses of managing and supporting our operations. General and administrative expenses consist primarily of the following:

•	personnel and related costs including salaries, employee benefits, equity and other incentive compensation and allocated overhead expenses, for our executives, finance, human resources, corporate information technology systems, strategic business, and other administrative personnel;

•	legal and accounting professional fees;

•	travel related expenses for executives and other administrative personnel; and

•	computer maintenance and support for our internal information technology system.

General and administrative expenses have increased and are expected to continue to increase as we grow our company.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of January 31, 2008.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115’’ (‘‘SFAS No. 159’’). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 ‘‘Fair Value Measurements’’ (‘‘SFAS No. 157). The adoption of SFAS 159 did not have a material impact on our financial position or results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141(R), ‘‘Business Combinations’’ (‘‘SFAS No. 141(R)’’). SFAS No. 141(R) replaces SFAS No. 141, ‘‘Business Combinations’’, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS No. 141(R) expands on the disclosures previously required by SFAS No. 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any noncontrolling interests in the acquired business. SFAS No. 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS No. 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. We will adopt this statement as of November 1, 2009. We are currently evaluating the impact SFAS No. 141(R) will have on our financial position and results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (‘‘SFAS 160’’).  SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled, and presented in the consolidated financial statements within equity, but separate from the parent’s equity. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 will be effective for us beginning November 1, 2009. Management anticipates that the adoption of SFAS 160 will not have a material impact on our financial statements.

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3 ‘‘Accounting for Nonrefundable Payments for Goods and Services to be Used in Future Research and Development Activities’’ (EITF 07-04), requiring that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts should be expenses as the related goods are delivered or the related services performed. The statement is effective for fiscal years beginning after December 15, 2007. Management anticipates that the adoption of EITF Issue No. 07-3 will not have a material impact on the Company’s financial statements.

In June 2007, the FASB ratified Issue No. 06-11 ‘‘Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards (EITF 06-11), which requires entities to record tax benefits on dividends or dividend equivalents that are charged to retained earnings for certain share-based awards to additional paid-in capital. In a share-based payment arrangement, employees may receive dividends or dividend equivalents on awards of nonvested equity shares, nonvested equity share units during the vesting period, and share options until the exercise date. Generally, the payment of such dividends can be treated as deductible compensation for tax purposes. The amount of tax benefits recognized in additional paid-in capital should be included in the pool of excess tax benefits available to absorb tax deficiencies on share-based payment awards. EITF-06-11 is effective for fiscal years beginning after December 15, 2007, and interim periods within those years. Management anticipates that the adoption of EITF Issue No. 06-11 will not have a material impact on the Company’s financial statements.

BUSINESS

Introduction

MediaMorph is a development stage company that will provide software products and services to manage and optimize the process of generating revenue from video, audio and textual content distributed through the Internet and mobile phones.

MediaMorph’s software will support media companies by managing three business processes: licensing premium content for web and mobile distribution; programming the content on web and mobile sites; and tracking and reporting its usage. For the first area we intend to provide products and services that allow content owners and distributors of content to determine what content can be licensed for a particular usage and develop proposals and deals for licensing the content. In the second area, we intend to provide products and services that will allow distributors of content to optimize the on-demand programming mix they are providing with the goal of increasing total traffic and revenue. For the last, we will manage the provisioning of content and track the usage of the content distributor’s channels back to the content owner.

Product Programs

Products and Services

MediaMorph will offer software products that will support the business of digital distribution, allowing for more effective deal flow, better video programming and more complete usage tracking. Our product will have three major modules:

•	Deal Manager — manages the process of determining the availability of content for licensing and then creating proposals and finalizing Deals.

•	Programming Optimizer — manages the programming of a mobile or Internet website by allowing the automated ‘‘piloting’’ of videos to establish the level of audience interest.

•	Tracking Manager (formerly, the ‘‘Content Deployment Center’’) — manages the deployment of content to a distribution partner based on available assets and deals. Generates tracking tags to measures the usage of the content from multiple partners in real time.

Deal Manager

The Deal Manager will support and help automate the business of selling content to digital distribution channels. Deal Manager will have the following features:

•	Register Content — users will be able to register the content that they own or to which they hold rights. They will be able to specify metadata such as television ratings, film grosses by territory, awards and many other types of information. Users will be able to relate properties hierarchically for episodic television and other series-oriented forms of entertainment.

•	Manage Rights — users will be able to manage the rights that they hold to their content. They will be able to create grantable rights, assign restrictions, holdbacks, blackout periods, obligations and approvals at multiple levels of hierarchy.

•	Availability Reporting — users will be able to query the Deal Manager to assess the availability of content for a particular usage, time period and territory. In addition, users will be able to further filter content on the basis of different properties of the content, e.g. box office gross, release date, etc. The availability reporting will be based on combining grantable rights and restrictions information, holdbacks inherent in the content and the rights that have already been granted in other deals.

•	Proposal Generation — users can generate a proposal document or spreadsheet that takes the availability report and puts it into a format suitable for delivery to a customer.

•	Deal Creation — users can apply pricing to proposals at any level – individual formulas for each content item or formulas applied to groups of content. A deal can encompass a single or multiple usages and a single or multiple territories. In addition the deal will contain information about allowable advertising, delivery requirements, file format specifications, subtitling specifications, payment methods, timing and other items. Pricing formulas can be simple or complex multi-tiered rate-table driven formulas.

•	Deal Generation — users can generate deals into deal memos which are based on a template and are suitable for delivery to a customer or incorporation into a long form contract. In addition, the system will export accounts receivable transactions which can be imported into a general ledger or other accounting system.

•	Integration Manager — for the preceding features, users can either manually enter the details or else use the Integration Manager to bring the information in from another system. The integration manager can be used to register content, manage content rights and import deal information.

Programming Optimizer

The Programming Optimizer will help distributors of video content to optimize the way that they are programming content on their web and mobile sites. Specifically the features of the Programming Optimizer will include:

•	Content Piloting — a user will be able to ‘‘pilot’’ videos automatically to assess their attractiveness to users. Programming Optimizer will measure a number of aspects of video usage and rank video attractiveness based on multiple algorithms

•	Automated Programming — a user will input configuration information into the Programming Optimizer which will then be able to program sites with a goal of featuring the most attractive videos for a given context. Manual Programming — users can also use Programming Optimizer to program their sites manually or in a mixed manual/automatic mode.

•	Continuous Monitoring — Programming Optimizer will continuously monitor video attractiveness and re-assess its programming at multiple times daily.

•	Integration Toolkit — users can integrate MediaMorph site programming into their website by using the POM integration toolkit. The toolkit contains Flash ActionScript and JavaScript APIs for webmasters to incorporate MediaMorph site programming into their own website designs.

•	Usage Tracking and Reporting — Programming Optimizer will automatically track usage for each video – this can be used to report back to content owners.

Tracking Manager

The Tracking Manager will support the process of deploying content to licensees and then tracking their usage of the content. Specifically the Tracking Manager will have the following features:

•	Asset Database — users can track which assets are available in which form. For example, track that the digital asset management system has French and German subtitled versions of a particular movie in standard resolution MPEG-4 codec.

•	Deployment Manager — Tracking Manager will generate lists of which assets need to be generated for each new deal based on the database of existing assets. This feature can be used to determine what asset transcoding will be required before a deal is completed.

•	Tracking Tag Generator — Users can generate tracking tags for each content item to be provided to the licensee. The tracking tag can either be a JavaScript file or else a simple URL. The tracking tag is executed or the URL is called when the content item is played.

•	Tracking Tag Mapper — Users will also be able to map an existing tracking tag identifier to Tracking Manager. This would be used in the case where the licensee has assigned their own tracking identifier to the content item in question

•	Tracking Server — Tracking Manager will have a substantial tracking server component to receive the tracking tag calls from the licensees each time a content item is played.

•	Usage Viewer — The Tracking Manager usage viewer will allow users to be able to view standard usage reports or else conduct their own analyses and queries against the tracking data.

•	Ad Server Integration — The Tracking Manager will allow integration to major ad servers (Doubleclick, 24/7 Real Media, Microsoft Atlas) in order to extract detailed ad information including CPM. Tracking Manager will use this information to generate detailed billing.

•	Billing Generation — If ad server integration is provided, then Tracking Manager can generate invoices for customers based on traffic and achieved CPMs.

Industry

The online and mobile monetization of audio and video content has rapidly developed in recent years. Revenue from online in-stream advertising in video has grown to the point where 2007 revenues are estimated to be anywhere from $365 million1 to $775 million2. Analysts have estimated CAGR of at least 45% through 20102.

Much of the audio and video content generating revenue on broadband and mobile networks is from premium content developed for a primary medium, typically theatrical distribution or television, and then exploited on other mediums, such as free television, pay television, video on demand, mobile, Internet, or DVD. A recent comment from a leading media agency estimated that $120 million of 2007 ad revenue will be generated by streaming video on the websites of the four leading television networks3.

Premium content licensing is not new – film studios in particular have increasingly been dependent on revenue from sources other than movie theater admissions. In 2004, only 16.5% of film revenue came from theater admissions compared to 53.3% in 19804. Home video, pay television, free television, and ancillary usages all combine to provide the remainder of the revenue. These traditional usages all have extensive software support from a number of software vendors. The available solutions range from enterprise-level solutions from SAP to small single-user desktop solutions from vendors such as Comet. These products may cover processes from content creation and acquisition, availability inquiry, sales and physical distribution, program planning, runs and retail sales tracking, royalties and participations, and residuals. Each process is fairly well-defined and well-suited to software automation as they all have been in practice for a decade to several decades.

The business processes for new digital usages are analogous to traditional usages. Content availability is first determined, sales are made, assets are created, and are sent to the customer. Then the content must be published into the customer’s distribution channels, be they web or mobile. Finally, usage of the content must be tracked and reported back to the content owner who must make participation and royalty payments.

However, there are several critical differences between digital and traditional usages.

First, while traditional usages are relatively small in number (Free TV, Basic Cable, Pay TV, DVD sale, DVD Rental), new digital usage models are more numerous. Current digital models include, among other mechanisms, Ad-Supported Video Streaming with Licensee selling advertising, Ad-Supported Video Streaming with Licensor selling advertising, Ad-Supported Video Streaming with Licensor Player, Video syndication, Subscription On-Demand streaming, Subscription downloaded, Digital Sell-Through on broadband, Digital Sell-through of mobile related content, Digital Sell-through of mobile video and Rental Downloads.

Second, there is no independent verification of usage. For traditional usages, there are third-party providers of sales and usage information for verification purposes, such as Nielsen VideoScan, which provides POS data for verification of DVD sales or the variety of products Nielsen Media Research offers for measuring television audiences. Based on experience and independent research of our management with digital media organizations, we understand that they are nearly completely dependent on aggregating non-standard reports delivered by email, ftp and pulled from licensee websites from each licensee into a single database.

1	Magna Global Forecast – June 2007
2	eMarketer – Online Video Advertising Forecast November 2006
3	Comment from Tracey Scheppach, SVP Starcom – November 2007
4	‘‘Entertainment Industry Economics’’ – Harold Vogel 2007

Third, reporting and tracking is done from a number of non-standard reports which requires manually reconciling a multiplicity of spreadsheet, word, pdf file or even email reports from customers into a master spreadsheet.

Finally, we believe the last difference to be in the programming tools that are available for digital programmers. In the linear broadcast world, substantial numbers of tools exist to assist in developing programming schedules – from planning software to Nielsen ratings to statistical models. Test audiences and televised pilots add data to the array of tools that linear broadcast networks use to determine programming schedules. For web video, based on conversations with digital media organizations we understand there to be very few purpose-specific video programming tools and very little third-party data. During our research, we learned that most online programmers use editorial selection, taxonomy-driven display and simple algorithms such as most popular, newest, and highest-rated, among others.

Evidence gained by our founders through their experiences with digital media organizations has revealed that the predominant software tools being used to manage those organizations is desktop productivity software such as Microsoft Excel or Access. Based on the experience of our management, we believe that most processes have become largely manual and some organizations are strained to expand and deal with growth.

Strategy

Our operations strategy for the next twelve months is to focus on our development of our product proposals and to commercially introduce one or more offerings. Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue.

The implementation of our operational strategies will depend on our capital and we cannot be sure that such operational strategies will be achieved. We are planning on staffing our operations in the following manner:

•	Core Team — employees of Mediamorph managing all functions

•	Product Development — we will use an offshore development company for product development

•	Creative Design — we anticipate using creative design agencies for creative design

•	Managed Services — we anticipate using a combination of local temporary workers and offshore engineers to staff our managed services group

•	Accounting and Legal — we anticipate retaining bookkeeping and law firms to provide accounting and legal services

•	Support — we anticipate using offshore resources for first and second level support and having the core team provide top level support.

Sales and Marketing

The company’s initial marketing approach will be to sign up a number of charter customers with whom to launch the product. Charter customers proceed through a three phase process:

•	Research and Development — during this phase, the charter customer will work closely with the MediaMorph team to assist in developing one or more module. Participation may include interviews, providing data, review of functionality or application piloting. There will is no monetary responsibility on the part of the charter customer and they may opt out at any time. There is no obligation to license the product. Depending on the involvement of the customer, MediaMorph may pay a royalty on modules that had been development with the charter customer’s assistance.

•	Launch — At some point in the Research and Development process, the charter customer will be invited to commit to launch. Once committed to the launch phase, the charter customer agrees to become a paying customer and will pay licensing fees. A co-defined set of development milestones will govern the payment schedule.

•	Post-Launch — After the product has launched, charter customers will agree to be available as public references for the product and to participate in press releases with MediaMorph.

MediaMorph’s principals will conduct all initial sales and marketing efforts in the pre-launch phase. The primary focus up to initial launch will be to secure charter customers.

Post-launch, MediaMorph expects to pursue a multi-pronged marketing and sales approach:

•	Sales — we anticipate hiring a direct sales force who will be targeted at major content owners and publishers.

•	Marketing — our marketing efforts will primarily consist of participating in major trade shows and industry events.

•	Public Relations — we anticipate a significant public relations effort to create visibility for MediaMorph in the trade press and in major industry blogs.

Revenue Strategy

Our products are targeted at two major customer groups – content owners and video publishers. Content owners include film and television studios (e.g. Twentieth-Century Fox, New Line Entertainment), broadcast networks (e.g. CBS, ABC), cable networks (e.g. MTV Networks, Scripps Networks) or independent production companies (e.g. Fremantle Productions, Endemol Productions). Video publishers include web sites operated by news organizations (e.g. ABCNews.com, WSJ.com, TMZ.com) and entertainment video websites (e.g. Crackle!, Hulu, Joost).

For each of these customer groups we will have three revenue streams:

•	Licensing Fees — Fees paid for the usage of our software. We anticipate license fees to be assessed on a monthly basis with a minimum of a 12 month contract.

•	Professional Services Fees — Fees paid for consulting services. We anticipate a combination of fixed price services contracts as well as time and materials-based contracts.

•	Managed Services Fees – For our Tracking Manager product offering, we intend to offer a managed service to our customer where Mediamorph will be responsible for gathering tracking information from our customer’s licensees and for setting up new licensees to provide data. We anticipate that the fee will be a monthly charge based on the number of licensees serviced.

We anticipate charging recurring license fees for software licenses for each of our products. Our licensing fees will vary for each product. For our Deal Manager and Tracking Manager products, license fees are expected to be charged on a monthly, or other recurring basis. However, for Programming Optimizer software, we expect to charge a monthly license fee per customer based on the amount of video traffic that a particular website has as well as the size of the website.

For professional services, each product will have varying needs. For the Deal Manager product we anticipate significant amounts of integration with the customer’s internal systems as we need to have a full picture of the rights available to license for each product. In addition, we will likely customize the Deal Manager product for each customer. For the Tracking Manager, professional services will likely consist of setting up tracking feeds from a customer’s licensee to the Mediamorph system. For Programming Optimizer, we expect to generate fees for professional services for implementing our playlist generator and for migrating from existing systems. Depending on the level of services required by a particular customer, we anticipate that profession service fees may result in a significant revenue source for us, with the majority of service fees derived from implementation of our Deal Manager product.

For managed services with the Tracking Manager, we expect to charge a recurring fee that scales with the number of sales or stream transactions that are processed.

Research and Development

We will pursue opportunities to improve and expand our products and services and have dedicated resources which continue to review and enhance our technology platform and the products and solutions we offer. Currently, research and development is conducted internally as well as through outsourcing agreements. We plan to consider opportunities to expand our current content categories to offer specific lifestyle, children’s content, sport, science and educational content. We also plan to explore opportunities to further enhance our distribution and technological infrastructures to maintain our competitive position. We cannot assure you, however, that we will achieve our research and development goals.

Technology

Our product will be delivered as software as a service with customers accessing the software over the Internet. As a consequence our technology infrastructure base is critical to delivering a high quality customer experience. We expect to use leased infrastructure in multiple data centers and rely on commercial content delivery networks for the programming optimization portion of our service.

Our proprietary technology platform and infrastructure is being designed to be largely based in the United States and to be accessed and maintained from satellite offices anywhere in the world via a Virtual Private Network (VPN) over the Internet. The technology platform has been specifically designed to provide a robust, scaleable solution to manage and syndicate video content over the Internet. The platform architecture will allow for the flexible use of third party software, hardware and internally developed applications. Components forming the platform are and will be housed with various third party service providers located within the United States, Europe and Australia.

The hosting of our offerings is outsourced to facilities operated by third parties. Such outsourcing reduces operating overhead and capital expenditure costs, and maximizes reliability and uptime by leveraging third party expertise that would be time consuming and expensive to attempt to duplicate. We believe that these third party co-location facilities have ample power, redundancy, fire suppression capabilities, bandwidth capacity and backbone redundancy to support the current and anticipated near-term growth of our business, and our operating strategies include continuously monitoring these systems to ensure various aspects of their performance.

We are planning on the following to support the delivery of our products:

•	Production Hosting — we anticipate using a top-tier web hosting partner such as RackSpace or Savvis to host our production application and in leasing servers.

•	Production Environment Management — we anticipate using personnel at our hosting partner for primary on-site maintenance. We anticipate using an offshore provider for systems administration.

•	Content Delivery Network — We anticipate using a commercial content delivery network for our Programming Optimization product to deliver video playlists.

•	Development Hosting — we anticipate using a local hosting provider and owning our own development servers.

•	Development Environment Management — we anticipate using a local consultant to manage our development environments.

Intellectual Property

Our success depends upon our ability to protect our core technology and intellectual property. To accomplish this, we intend to rely on a combination of intellectual property rights, including trade secrets, patents, copyrights and trademarks, as well as customary contractual protections. As of January 31, 2008, we have no patents filed.

We may also license third-party technologies that will be incorporated into some elements of our services. Licenses of third-party technologies may not continue to be available to us at a reasonable cost, or at all. The steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services. Failure to protect our proprietary rights adequately could significantly harm our competitive position and operating results.

With respect to any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms, significantly increase our operating expenses or require us to restrict our business activities in one or more respects. The technology also may not be available for license to us at all. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense.

The following factors are important to our success:

•	receiving patent protection for our product candidates;

•	not infringing the intellectual property rights of others;

•	preventing others from infringing our intellectual property rights; and

•	maintaining our patent rights and trade secrets.

We will actively seek, when appropriate, protection for our proposed products, technologies and proprietary information through United States and foreign patents. In addition, we rely upon trade secrets and contractual arrangements to protect our proprietary information.

We face the risk that any licensed patents or patents which may issued to us in the future may be challenged or circumvented or may otherwise not provide protection for any commercially viable products that we develop. We also note that United States patents and patent applications may be subject to interference proceedings and/or reexamination proceedings in the United States Patent and Trademark Office (and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office), which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, reexamination and opposition proceedings may be costly. Furthermore, an adverse decision in an interference proceeding can result in a third party receiving the very patent rights sought by us, which in turn could affect our ability to market a potential product to which that patent filing was directed. In the event that we seek to enforce any of our owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents we assert, which, if successful, would result in the entire loss of our patent (or of our licensed patent), or the relevant portion of our patent (or of our licensed patent) and not just with respect to that particular infringer. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations.

In addition, our ability to assert any patents rights which may obtain against a potential infringer, depends on our ability to detect the infringement in the first instance. Many countries, including certain European countries, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties in some circumstances (for example, when the patent owner has failed to commercialize or ‘‘work’’ the invention in that country, or the third party has patented improvements). In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent and which could limit our potential revenue opportunities. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection.

Our success will also depend in part upon our not infringing patents issued to others. If our product candidates are found to infringe the patents of others, our development, manufacture and sale of such potential products could be severely restricted or prohibited and substantial liability could be incurred.

Patent litigation can involve complex factual and legal questions and its outcome is uncertain. Any claim relating to infringement of patents that is successfully asserted against us may require us to pay substantial damages. Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, if a patent infringement suit were brought against us or our future strategic partners or licensees, if any, we or they may be forced to stop or delay developing, manufacturing or selling potential products that are alleged to infringe a third party’s intellectual property unless that party grants us or our strategic partners or licensees rights to use its intellectual property. In such cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all. Even if we or our strategic partners or licensees were able to obtain rights to the third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some or all of our potential products or may have to cease at least some of our business operations as a result of patent infringement claims, which could severely harm our business.

Much of our technology and many of our processes depend upon the knowledge, experience and skills of our technical personnel. To protect rights to our proprietary know-how and technology, we generally require all employees, contractors, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information. The agreements with employees and consultants also require disclosure and assignment to us of ideas, developments, discoveries and inventions. These agreements may not effectively prevent disclosure of our confidential information or provide meaningful protection for our confidential information.

Competition

We are not currently aware of a vendor that offers a product that is as focused on the digital video space as our product. However, we operate in a broad market relating to digital content management that is characterized by intense competition and rapid technological change. We face competition from products that exist in adjacent solution spaces that could be used to provide the same solution with some custom development work. New developments occur and are expected to continue to occur at a rapid pace. Discoveries or commercial developments by our competitors may render some or all of our technologies, products or potential products obsolete or non-competitive

For the Deal Manager module, our competition comes from a variety of sources. First, existing rights management vendors such as SAP (with their Intellectual Property Management product), Sophoi (with their IPLS product) and RSG (with their RightsLogic product) address the traditional rights management solution space. Their products cover the full traditional process from creation and acquisition through to royalties and participation payment. Next a second tier of older or more desktop-oriented products such as iRights, Comet, AIM Harpoon and others also present competition. Finally, perhaps our strongest competition in this space is internally developed custom systems – IT departments of media companies tend to be large and sophisticated and have no qualms about taking on complex custom development tasks.

In the programming optimization space, our competition comes from two classes of vendors – web analytics vendors and multivariate analysis vendors. Web analytics tools – such as Omniture, Google Analytics and Visual Sciences – can be used, with significant custom development, to provide the functionality that our product is intended to deliver. These tools are oriented at capturing information on a website in a generic fashion. Videos can be tagged to provide their information to a web analytics package and the data can be used to optimize programming via their API. Multivariate analysis packages like Offermatica, Optimost and (x+1) are typically used for optimizing page layouts and marketing offers. They could, with extensive modifications and customizations be used for the purposes that MediaMorph intends.

In the Tracking Manager area, web analytics software can be used to do the tracking that is required. However it will require customization as the tags are not intended to be used on third party sites. In addition, customized reporting must be done to represent the results properly. Finally, using these tags may conflict with a website’s existing tags.

Government Regulation

We are subject to risks associated with governmental regulation and legal uncertainties. Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), caching of content by server products, sweepstakes, promotions, and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services, and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulation.

There is uncertainty regarding how existing laws governing issues such as illegal or obscene content and retransmission of media apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models.

In the United States, Congress has begun to adopt legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third party activities and jurisdiction. Such legislation includes the following:

•	Communications Decency Act. The Communications Decency Act, or CDA, regulates content of material on the Internet, and provides immunity to Internet service providers and providers of interactive computer services. The CDA and the case law interpreting it provide that domain name registrars and website hosting providers cannot be liable for defamatory or obscene content posted by customers on websites unless they participate in the conduct.

•	Digital Millennium Copyright Act. The Digital Millennium Copyright Act of 1998, or DMCA, provides recourse for owners of copyrighted material who believe that their rights under U.S. copyright law have been infringed on the Internet. The DMCA provides domain name registrars and website hosting providers a safe harbor from liability for third-party copyright infringement. However, to qualify for the safe harbor, registrars and website hosting providers must satisfy a number of requirements, including adoption of a user policy that provides for termination of service access of users who are repeat infringers, informing users of this policy, and implementing the policy in a reasonable manner. In addition, a registrar or a website hosting provider must remove or disable access to content upon receiving a proper notice from a copyright owner alleging infringement of its protected works by domain names or content on hosted web pages. A registrar or website hosting provider that fails to comply with these safe harbor requirements may be found contributorily or vicariously liable for third-party infringement.

•	Lanham Act. The Lanham Act governs trademarks and servicemarks, and case law interpreting the Lanham Act has limited liability for search engine providers and domain name registrars in a manner similar to the DMCA. No court decision to date known to us has found a domain name registrar liable for trademark infringement or trademark dilution as a result of accepting registrations of domain names that are identical or similar to trademarks or service marks held by third parties, or by holding auctions for such domain names.

•	Anticybersquatting Consumer Protection Act. The Anticybersquatting Consumer Protection Act, or ACPA, was enacted to address piracy on the Internet by curtailing a practice known as ‘‘cybersquatting,’’ or registering a domain name that is identical or similar to another party’s trademark, or to the name of another living person, in order to profit from that domain name. The ACPA provides that registrars may not be held liable for registration or maintenance of a domain name for another person absent a showing of the registrar’s bad faith intent to profit from the use of the domain name. Registrars may be held liable, however, for failure to comply with procedural steps set forth in the ACPA.

•	Privacy and Data Protection. In the area of data protection, the U.S. Federal Trade Commission and certain state agencies have investigated various Internet companies’ use of their customers’ personal information, and the federal government has enacted legislation protecting the privacy of consumers’ non-public personal information. Other federal and state statutes regulate specific aspects of privacy and data collection practices. Although we believe that our information collection and disclosure policies will comply with existing laws, if challenged, we may not be able to demonstrate adequate compliance with existing or future laws or regulations. In addition, in the European Union member states and certain other countries outside the U.S., data protection is more highly regulated and rigidly enforced. To the extent that we expand our business into these countries, we expect that compliance with these regulatory schemes will be more burdensome and costly for us.

•	The Child Online Protection Act and the Child Online Privacy Protection Act. The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We will not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these laws may be interpreted and enforced cannot be fully determined, and future legislation similar to these laws could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

Federal, state, local and foreign governments also are considering other legislative and regulatory proposals that would regulate the Internet in more and different ways than exist today. It is impossible to predict whether new taxes will be imposed on our services, and depending upon the type of such taxes, whether and how we would be affected. Increased regulation of the Internet both in the United States and abroad may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the Internet or otherwise materially adversely affect our business, financial condition or operational results.

Employees

At present MediaMorph has two full time employees. We anticipate hiring additional staff during 2008. In addition to employees, MediaMorph employs a number of part-time independent contractors. We are also using professional services firms for product development and bookkeeping and accounting functions.

DESCRIPTION OF PROPERTY

We maintain our principal office at 304 Park Avenue South, 11th Floor, New York, New York 10010. Our current office space consists of office suites we license under an agreement with renewable terms. Currently, we are licensing two suites for a term ending July 31, 2008. Under this arrangement, we are obligated to pay a monthly amount of $3,290. We anticipate that we will need additional office space and facilities in the near future as we hire additional personnel but we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MANAGEMENT

Directors and Executive Officers

Our executive officers and directors currently are:

Name	Age	Position
Michael Sid	40	Chief Executive Officer, President and Director
Shahid Khan	36	Chairman of the Board
Kenneth Levy	61	Director
Robert Baron	68	Director
Laraine Mancini	38	Director
John Rudy	65	Chief Financial Officer

Michael Sid has been our Chief Executive Officer and a Director since our inception. From November 2004 until founding MediaMorph, Mr. Sid was the president of Michael Sid & Associates, a private consulting firm providing management consulting services to clients. From September 2005 to April 2007, Mr. Sid served as Vice President – Services for Connotate Technologies, a software provider. Previously, Mr. Sid was a Senior Manager at BearingPoint from January 2004 to November 2004 and was a Senior Director at Sony Music Entertainment from August 2002 to January 2004 where he oversaw the technology group. Prior to that, Mr. Sid was a Managing Director at Context Integration from September 1998 to August 2002, which provided technology consulting services. Mr. Sid received a B.S. in Aerospace Engineering from Massachusetts Institute of Technology in 1988.

Shahid Khan is the Chairman of our Board, a position he has held since our inception. Mr. Khan is presently a partner at IBB Consulting Group, a position he has held since January 2006. He was a Managing Director at Bearing Point from January 2004 to December 2005. Prior to that, Mr. Khan lead various leadership roles at IBM Global Services, a division of IBM Mr. Khan received a B.S. in Business Management from Stony Brook University in 1991 and a M.B.A. from New York University in 2001. He is also Wharton Fellow at the University of Pennsylvania.

John Rudy is the founder and owner of Beacon Business Services, Inc., Matawan, New Jersey, a consulting firm specializing in providing financial, accounting and business advisory services to small companies since 1992. From August 1998 through April 2000 he served as interim chief financial officer of Hometown Auto Retailers, Inc., a publicly-traded automobile dealer group. From August 2005 until May 2006 he served as interim chief financial officer of Sona Mobile Holdings Corp., a publicly traded wireless technology company. From May 2005 to May 2008, he served as a director of Trey Resources, Inc., a publicly-traded software reseller. Since July 2005 Mr. Rudy has been serving as a director of AdStar, Inc., a publicly-traded company engaged in Internet ad placement products and services and Jesup & Lamont, Inc., a publicly-traded broker-dealer. Since February 2007, he has been serving as a director and Chief Financial Officer of Zunicom, Inc., a publicly traded holding company providing business centers to the hospitality industry through its wholly owned subsidiary. Mr. Rudy received an M.B.A. from Emory University and a B.S. in economics from Albright College and is a certified public accountant in New York State, having been certified in 1972.

Robert Baron was elected to our Board of Directors on December 4, 2007. Mr. Baron presently serves as a member of the board of directors of three publicly-traded companies, Hemobiotech, Inc., Opko Health Inc. (formerly Exegenics, Inc.) and NanoSensors, Inc. Mr. Baron is also presently serving as the interim chief executive officer of Nanosensors. Hemobiotech is a development stage biotechnology company and Opko Health Inc. is a clinical stage biopharmaceutical company. Nanosensors is a development stage company that is in the process of developing an online gaming service. From 1998 to August 2004, he served as President of Cash City Inc., a payday advance and check cashing business. Previously, Mr. Baron served as President of East Coast Operations of CSS/TSC, a subsidiary of Tultex, Inc., a New York Stock Exchange listed company engaged in the manufacturing of activewear products, such as tee-shirts and as Chairman of T-Shirt City Inc., a company engaged in the distribution of activewear products. Mr. Baron received his B.S. degree from Ohio State University.

Kenneth Levy was elected to our Board of Directors on May 29, 2007. Mr. Levy graduated in 1968 from Hofstra University with a Bachelor of Arts degree in chemistry. After graduation he became a registered representative with Stein Decker-Friedman, a NYSE broker-dealer. From 1972 until 1975, he was employed by Scientific Products, a division of American Hospital Supply, eventually becoming national accounts manager. In 1976, Mr. Levy founded and operated Aragorn Specialties Inc., a chain of 21 retail stores. In 1987 he founded, and was an officer and director of, Global Capital Group., an investment banking and brokerage firm. Mr. Levy organized funding in 1990 to buy MR International Enterprises, which operated various businesses in the former Soviet Union. During the 1990s, Mr. Levy served as a director of Norton Drilling, and as a director and officer of DSI Industries Inc. and American Electromedics Corp., firms engaged in the development of medical devices. From February 2000 to February 2005, Mr. Levy was the President of United Network Marketing. Mr. Levy also served as the Chief Financial Officer and was a director of United Heritage Corp., a publicly-traded, independent producer of natural gas and crude oil, from December 2005 until October 2007. Mr. Levy was the Chief Executive Officer of Lothian Oil from August 2003 to February 2007. Lothian filed for protection under Chapter 11 of the U.S. Bankruptcy Code on June 13, 2007. He was also formerly on the board of Football Equities, Inc., a publicly traded company, that is a part owner of the Arena Football League and he currently serves on the board of MVP Group International Inc., a privately held manufacturer of candles.

Laraine Mancini was elected to our Board of Directors on December 4, 2007. Ms. Mancini presently serves as Senior Director of Investor Relations for Time Warner Cable in New York City. From May 2002 to September 2007, Ms. Mancini was a financial research analyst with Merrill, Lynch & Co. Ms. Mancini received an M.B.A. – Finance and International Business from New York University – Stern School of Business and a B.A. in economics from the University of Vermont.

To our knowledge, none of the officers or directors has been personally involved in any bankruptcy or insolvency proceedings except as described above with respect to Mr. Levy. Further, to our knowledge, none of the directors or officers have been convicted in any criminal proceedings (excluding traffic violations and other minor offenses) or are the subject of a criminal proceeding which is presently pending, nor have such persons been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining them from acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or insurance company, or from engaging in or continuing in any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, nor were any of such persons the subject of a federal or state authority barring or suspending, for more than 60 days, the right of such person to be engaged in any such activity, which order has not been reversed or suspended.

Committees of the Board of Directors

Audit Committee

The Audit Committee currently consists of Mr. Kenneth Levy and Ms. Laraine Mancini. Our Board of Directors has determined that our Audit Committee members are ‘‘independent’’ as that term is defined under applicable SEC rules. Mr. Levy has been designated as the Audit Committee chairman and our audit committee financial expert, as defined in the applicable SEC regulations. We have adopted a written charter setting forth the authority and responsibilities of the Audit Committee, a copy of which is available on our web site www.mediamorph.com.

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, (v) reviewing the financial statements contained in the annual report and quarterly reports and (vi) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors.

Compensation Committee

We have a Compensation Committee currently consisting of Mr. Robert Baron and Mr. Kenneth Levy. The Board of Directors has determined both of the members of the Compensation Committee are ‘‘independent.’’ We have adopted a written charter setting forth the authority and responsibilities of the Compensation Committee, a copy of which is available on our web site at www.mediamorph.com. The Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of our company; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; and periodically evaluating the terms and administration of our incentive plans and benefit programs.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics for Officers, Directors and Employees that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.mediamorph.com.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our directors, executive officers or persons who beneficially own ten percent or more of our common stock are not currently obligated to file reports pursuant to Section 16(a) of the Exchange Act.

Technical Advisory Board

In April 2007, we established a Technical Advisory Board to provide us with advice on our technology and product development efforts. We are targeting prominent industry executives to serve on our advisory board. Although we anticipate appointing four individuals to serve on our advisory board, we have not yet appointed any members. We have reserved an aggregate of 132,000 shares of common stock to be granted to members of the advisory board in the form of restricted stock awards upon their appointment to the advisory board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers (the ‘‘Named Executive Officers’’) with annual compensation exceeding $100,000 during the fiscal year ended October 31, 2007.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Michael Sid, President and Chief Executive Officer(1)	2007	$12,500	—	$522	—	—	—	—	$13,022
John C. Rudy, Chief Financial Officer(2)	2007

(1)	Mr. Sid entered into an employment with us effective June 1, 2007, but did not begin to be paid until October 1, 2007. Amounts reported herein represent the amount paid during the period from inception (April 10, 2007) to October 31, 2007.
(2)	Mr. Rudy began service as our Chief Financial Officer on November 4, 2007.
(3)	‘‘Salary’’ is comprised of the cash salary paid to the named executive officers during fiscal 2007.
(4)	‘‘Stock Awards’’ reflect the portion of restricted stock grants awarded to named executive that was recognized by the Company as a compensation expense in fiscal year 2007 in accordance with the provisions of revised Statement of Financial Accounting Standards (‘‘SFAS’’) No. 123, (‘‘FAS 123R’’) Share-Based Payment.
(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2007. A discussion of the methods used to calculate these values may be found in footnote 5 to the consolidated financial statements filed with this report.
(6)	‘‘Non-Equity Incentive Plan Compensation’’ is comprised of cash awards made to the named executive officers in the discretion of the Company’s Board of Directors as recommended by the Compensation Committee.
(7)	‘‘All Other Compensation’’ consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each named executive officer. Additionally, severance payments to former named executive officers are included in all other compensation.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at October 31, 2007 with respect to the Named Executive Officers. The Company did not grant its Named Executive Officers any option awards during the fiscal year ended October 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Sid	522,000	$522	—	—
John C. Rudy	—	—	—	—

Employment Agreements with Named Executive Officer

The following are summaries of the employment agreements with our Named Executive Officer. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officer. We do not have an employment agreement with our Chief Financial Officer. For the detail of the compensation arrangement with our Chief Financial Officer, see the discussion of our services agreement with Beacon Consulting Associates below, under the caption ‘‘Certain Relationships and Related Transactions, and Director Independence.’’

Michael Sid

Mr. Sid, our President and Chief Executive Officer entered into a two year employment agreement, dated June 1, 2007. The following is a summary of Mr. Sid’s current employment agreement.

•	Commencing on October 1, 2007, annual base salary of $150,000.

•	Annual bonus potential in the discretion of the Board, or if the Board so designates, the Compensation Committee of the Board based on annual performance measures.

•	In the event of the termination of Mr. Sid’s employment by us without ‘‘cause’’ or by Mr. Sid for ‘‘good reason,’’ as those terms are defined in his employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to six months of the greater of (i) his base salary as of the termination date or (ii) his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Mr. Sid would receive comparable payments and benefits in the event his employment is terminated for disability.

•	In the event we fail to notify Mr. Sid of our decision with respect to continuing his employment in accordance with the agreement or after notifying him we fail to reach an agreement on a new employment agreement prior to the expiration date, his employment shall terminate on the expiration date and we shall pay him the severance payment, accrued compensation, and the continuation benefits.

•	If Mr. Sid’s employment is terminated by us for ‘‘cause’’ or by him without ‘‘good reason,’’ he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation. Mr. Sid would receive comparable payments and benefits in the event of his death.

•	With respect to the 1,044,000 shares of restricted stock we issued to Mr. Sid on April 10, 2007, Mr. Sid agreed that those shares shall be subject to vesting such that fifty percent shall vest upon the six month anniversary of the issue date and the remaining fifty-percent shall vest upon the twelve month anniversary of the issue date, provided he continues in our employment during such vesting period. In the event of a change of control of our company, as defined in the employment agreement, or the termination of his employment without ‘‘cause’’ or for ‘‘good reason’’, then the restricted shares shall become immediately and fully vested.

•	Mr. Sid also agreed to restrict resales of the restricted shares for a period of twelve months following any termination or expiration of the original term of his employment agreement, such that the number of shares that he can publicly sell shall be equal to the number of shares that he would be eligible to sell pursuant to the volume restrictions of Rule 144 (adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

•	As used in the agreement, the term ‘‘Cause’’ shall mean: (i) willful disobedience by Mr. Sid of a reasonable, material and lawful instruction of the Board of Directors consistent with the duties and functions of his position; (ii) conviction of Mr. Sid of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) fraud, gross negligence or willful misconduct in the performance of any material duties to the company; or (iv) excessive absences from work, other than for illness or disability; provided that we shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii) or (iv) above unless written notice specifying such breach shall have been given to the Mr. Sid and, in the case of breach which is capable of being cured, he shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

•	As used in the agreement, the term ‘‘Good Reason’’ shall mean without the written consent of the Mr. Sid: (A) a material breach of any provision of this agreement by us; (B) our failure to pay when due any compensation due to him; (C) a reduction in his base salary; (D) our failure to maintain him in the positions for which he was hired; (E) assignment to Mr. Sid of any duties materially and adversely inconsistent with his positions, authority, duties, responsibilities, powers, functions, reporting relationship or title or any other action by us that results in a material diminution of such positions, authority, duties, responsibilities, powers, functions, reporting relationship or title; (F) relocation of our principal office to a location outside a 60 (sixty) mile radius of the present location in New York City, New York; or (G) a change in control occurs, provided the event on which the change of control is predicated occurs within 120 days of the service of a notice of termination by Mr. Sid; provided further, however, that Mr. Sid agrees not to terminate his employment for Good Reason pursuant to clauses (A) through (F) unless (a) he has given us at least 30 days’ prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason; and (b) we have not remedied such facts and circumstances constituting Good Reason within a 30-day period after receipt of such notice.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Sid’s employment.

2007 Equity Incentive Plan

The Board of Directors and our stockholders adopted the 2007 Equity Incentive Plan (the ‘‘2007 Plan’’) in April 2007. We reserved an aggregate of 500,000 shares of common stock for issuance under the 2007 Plan. As of the date hereof, we have granted 182,000 options to our employees and non-employee directors under the 2007 Plan.

Shares Reserved for Issuance.    The 2007 Plan includes an initial reserve of 500,000 shares of our common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2007 Plan. The 2007 Plan provides for the grant of stock options, stock appreciation rights and restricted stock grants.

Administration.    The 2007 Plan is administered by our Board of Directors or the Compensation Committee (the ‘‘committee’’). The 2007 Plan authorizes the committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2007 Plan as the committee deems appropriate. Generally, awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the company and the committee may designate, subject to the parameters of the 2007 Plan, whether an award may be designated as an incentive award. The committee also has the authority to interpret the provisions of the 2007 Plan; however, the committee may not reprice options issued under the 2007 Plan without prior approval of our stockholders. A compensation committee of the Board must consist of at least two or more members of the Board, all of whom, may qualify as ‘‘outside directors’’ as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code of 1986 and as ‘‘non-employee directors’’ under Section (b)(3)(i) of Rule 16b-3, under the Exchange Act.

Awards to Non-Employee Directors.    All awards granted to non-employee directors pursuant to the 2007 Plan, if any, shall be as determined by the entire Board of Directors and shall be in the form of non-qualified options only. Any options granted to non-employee directors hereunder will vest as follows: 50% on the date of grant with the remaining 50% vesting on the first anniversary of such date, provided that the non-employee director continually serves as a non-employee director of the company on the vesting date. Options awarded to non-employee directors hereunder shall, unless sooner terminated as set forth herein, expire on the date that is ten years from the date of grant. The exercise price of each option shall be one hundred percent (100%) of the fair market value of the shares on the applicable date of grant. In addition, as of May 16, 2008, our Board of Directors and a majority of our stockholders approved the adoption of an annual formula option grant program under the 2007 Plan such that on the last trading day of each fiscal year, commencing with the year ending October 31, 2008, each of our non-employee directors shall be granted an option to purchase 4,000 shares of common stock, which options shall be fully vested on the date of grant and exercisable at a per share exercise price equal to the fair market value of our common stock on the date of grant; provided, however that in the event a non-employee director has not served as a non-employee director for an entire year prior to the grant date, each such non-employee director shall receive a pro rata number of options based on the length of service of such director during the year ended. In addition, on May 16, 2008, our board approved the grant of 25,000 options to each of our current non-employee directors, which options shall vest in accordance with the general terms of the 2007 Plan, as described above, and which shall be exercisable for a period of ten years at an exercise price of $0.35 per share.

Terms of Options.    As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2007 Plan, including whether an option will be an ‘‘incentive stock option’’ or a non-qualified stock option. An option designated as an incentive option is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year may not exceed $100,000. Non-qualified options are not subject to this requirement. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2007 Plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant.

•	Exercise Price: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder).

•	Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2007 Plan generally expire 3 months (or, in the case of options granted to a non-employee director, 12 months) after the termination of the participant’s service to us, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause, the participant’s options will expire upon termination.

•	Change of Control: In the event of a change of control (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. Alternatively, our Board may determine to permit all unvested options to immediately vest upon the change of control. If our Board does not make such a determination, all awards will expire upon the closing of the transaction unless the stock option certificate issued to the particular participant provides otherwise. In addition, formula option grants to non-employee directors, will fully vest upon a change of control and our Board will determine whether the change of control shall have any additional effect.

Terms of Restricted Stock Awards.    Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the committee approves and is subject to the following conditions (as described in further detail in the 2007 Plan):

•	Vesting: Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance, which may include the following types of criteria: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; and (g) individual business objectives.

•	Purchase Price: Each restricted stock purchase agreement states the purchase price, which may not be less than the par value of our common stock on the date of the award (and not less than 110% of fair market value with respect to an award to a 10% of greater stockholder), payment of which may be made as described under ‘‘Terms of Stock Options’’ above.

•	Termination of Employment. Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the Committee.

•	Change of Control: Restricted stock awards shall be treated in the same manner as described under ‘‘Terms of Stock Options’’ above.

Stock Appreciation Rights.    Stock appreciation rights, or SARs, are awards in which the participant is deemed granted a number of shares subject to vesting. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds our stock price on the date of grant. SARs expire under the same rules that apply to options.

Modification and Termination of the Plan.    The Committee may from time to time, in its discretion, amend the 2007 Plan without the approval of shareholders, except (a) as such shareholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that the Committee may not without the approval of the Company’s shareholders amend the Plan to increase the total number of shares reserved for the purposes of the Plan. The 2007 Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the shares of common stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the Plan have lapsed.

Adjustments.    In the event any change is made to the common stock issuable under the 2007 Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve of the 2007 Plan and to the number of shares and the exercise price of the Common Stock subject to outstanding options.

Compensation of Non-Employee Directors

On May 16, 2008, our board of directors approved an equity compensation policy applicable to our non-employee directors. Pursuant to this policy, each of our non-employee directors shall be granted an option to purchase 25,000 shares of our common stock at an exercise price of $0.35 per share. Fifty percent of these options shall be vested on the grant date and the balance shall vest on the first anniversary of the grant date. These options shall be exercisable for a period of ten years and otherwise be subject to the terms of the 2007 Plan. In addition, on such date, our board approved a formula option grant program applicable to our non-employee directors. Under this program, each of our non-employee directors will be granted an annual option award to purchase 4,000 shares of our common stock as of the last trading day of each fiscal year, commencing for the fiscal year ending October 31, 2008. These formula option grants will be exercisable at the fair market value of our common stock on the date of grant for a period of ten years from the grant date. However, in the event a non-employee director has not served as a non-employee director for an entire year prior to the grant date, each such non-employee director shall receive a pro rata number of options based on the length of service of such director during the year ended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of our common stock as of May 1, 2008:

•	By each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	By each of our executive officers and directors; and

•	By all of our executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o MediaMorph, Inc., 304 Park Avenue South, 11th Floor, New York, NY 10010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 7,068,000 shares of our common stock issued and outstanding as of May 1, 2008. Shares of common stock subject to options (or other convertible securities) exercisable within 60 days after May 1, 2008 are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Michael Sid(1)	1,044,000	14.7%
Shahid Khan(2)	1,152,000	16.3%
Kenneth Levy(2)	50,000	*
Robert Baron(2)	10,000	*
Laraine Mancini(2)	0	—
John Rudy(3)	0	—
All Directors and Executive Officers as a Group (5 persons)(1)(2)(3)	2,256,000	31.9%
Bruce Meyers(4)	1,200,000	16.9%
Imtiaz Khan(5)	990,000	9.8%
Robert Seguso(6)	800,000	11.3%
Margie Chassman(7)	500,000	7.1%

*	less than 1%
(1)	Includes 522,000 shares of restricted stock, which vested April 10, 2008.
(2)	Excludes 25,000 options granted under our 2007 Plan as of May 16, 2008, 12,500 of which are vested as of such date and 12,500 of which will vest on the one-year anniversary of such date.
(3)	Excludes 10,000 vested options granted under our 2007 Plan as of May 16, 2008.
(4)	Consists of 600,000 shares of common stock owned by Mr. Meyers and 600,000 shares of common stock owned by Meyers Associates, LP, of which entity Bruce Meyers is President and holds voting and investment control.
(5)	Does not include the securities listed in note (4) above held by Meyers Associates, L.P. by whom Imtiaz Khan is employed, but does not exercise voting and investment control. Includes 300,000 shares held by Intermix Holdings, Inc., of which entity Mr. Khan holds voting and investment control.
(6)	Excludes warrants to purchase 800,000 shares and 800,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(7)	Excludes warrants to purchase 500,000 shares and 500,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.

SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 7,440,000 shares of our common stock which may be offered by the selling stockholders identified below. The shares offered in this prospectus include (i) 2,400,000 shares of common stock sold to investors in our 2007 private placement, (ii) 2,400,000 shares of common stock issuable upon exercise of warrants sold to investors in our 2007 private placement, (iii) 2,400,000 shares of our common stock issuable upon exercise of Series A warrants that we may issue to the investors in our 2007 private placement, and (iv) 240,000 shares of common stock which we may issue to these investors pursuant to the registration rights obligation we agreed to. All of the shares being offered in this prospectus are subject to contractual registration rights. A description of these rights is contained in ‘‘Description of Securities’’ below.

Summary

Set forth below is a summary of the circumstances that led to the issuance to the listed selling stockholders of the shares of common stock registered hereby.

On September 28, 2007, we consummated a private placement of our securities and sold an aggregate of 2,400,000 shares of our common stock and 2,400,000 warrants to purchase up to an aggregate of 2,400,000 additional shares of common stock and 2,400,000 additional common stock warrants for aggregate gross proceeds of $600,000 to certain institutions and accredited investors. The securities were sold in units and each unit consisted of 200,000 shares of common stock and 200,000 warrants. The warrants are exercisable at any time until five years from the effective date of the registration statement of which this prospectus forms a part. The warrants may be exercised at an initial exercise price of $0.35 per share for a period of six months following the closing date and thereafter the exercise price will increase to $0.50 per share. If a warrant is exercised within the initial six month period following closing, the holder will be issued, for each warrant exercised, one shares of common stock and one new Series A warrant to purchase an additional share of common stock. Each Series A warrant will entitle the holder to purchase one share of common stock at an initial exercise price of $0.50 per share and expires five years from the effective date of the registration statement of which this prospectus forms a part. As of April 29, 2008, we have agreed to extend the initial exercise period of these warrants for an additional period of time to July 31, 2008. As of the date hereof, no warrants have been exercised and no Series A warrants have been issued. We intend to use the net proceeds of the private placement of approximately $500,000 for research and development efforts and general working capital purposes.

The common stock and warrants were sold under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, on a private placement basis, to institutional and accredited investors. We made our determination of the availability of such exemptions based upon the facts and circumstances surrounding the private placement, including the representations and warranties made by the purchasers to us and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the shares and the related warrants. We paid approximately $75,000 in total fees and expenses to Meyers Associates, LP, a registered broker-dealer that we engaged to assist us in the financing. We will incur additional expenses in connection with registering the resale of these securities in accordance with the registration rights obligations we agreed to in the securities purchase agreements we entered into with the investors.

We are obligated to register the re-offer and re-sale of the common stock issued in the private offering and the common stock underlying the warrants and this registration statement is being filed pursuant to such obligation. We agreed to file the registration statement within 60 days of closing and have it declared effective within 180 days of the filing date and to maintain its effectiveness for a period not to exceed the time when such shares may be sold pursuant to Rule 144(k). We also agree that if the registration statement is not declared effective within the time period specified above, we will pay to the investors liquidated damages equal to 1% of purchase price paid by each investor for each full month in which an event occurred or continued and pro-rata for any partial month in which an event occurred or continued, until the applicable Event is cured, but in no event for a period of time greater than ten (10) consecutive months. However, at our option, we may, in lieu of making the cash payments referred to above, issue to each investor an amount in shares common stock equal to 1% of the purchase price paid by such investor, based on the five-day average of the closing bid price of our common stock as reported on the principal trading market for our common stock for the five business days immediately preceding the date of the event or applicable monthly anniversary thereof. Any shares of common stock which we may issue in lieu of paying liquidated damages will be deemed a registrable security. We have included in this prospectus an aggregate of 240,000 shares of our common stock in order to provide us with the ability to issue registered shares in lieu of cash in the event we are required to pay liquidated damages pursuant to our registration rights obligation.

We will not receive any proceeds from the resale of the shares of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants by the selling stockholders only to the extent that such warrants are exercised for cash.

Selling Stockholders Table

We have filed a registration statement with the SEC, of which this prospectus forms a part, with respect to the resale of shares of our common stock covered by this prospectus from time to time under the Securities Act. The shares offered for resale under this prospectus are being registered for resale by our selling stockholders, as described above, or the transferees of such selling stockholders. Such persons may resell from time to time all, a portion, or none of such shares. In addition, the selling stockholders may sell, transfer or otherwise dispose of a portion of our common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act. See ‘‘Plan of Distribution.’’

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the exercise of the warrants is subject to adjustment and could be materially less or more than the number estimated in the table. However, certain of the selling stockholders have contractually agreed to restrict their ability to exercise their warrants and receive shares of our common stock in the event that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise would exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders may exceed the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of shares of common stock and warrants. Except as noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

The following table lists certain information with respect to the selling stockholders as follows: (i) each selling stockholder’s name, (ii) the number of outstanding shares of common stock beneficially owned by the selling stockholder prior to this offering, (iii) the number of shares of common stock being offered, (iv) the number of shares of common stock being offered issuable upon exercise of warrants and (v) the number of shares of common stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling stockholder. Except as noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

More specifically, the following table sets forth as to the selling stockholders:

•	the number of shares of our common stock that the selling stockholders beneficially owned prior to offering for resale of any shares of our common stock being registered by the registration statement of which this prospectus is a part;

•	the number of shares of our common stock that may be offered for resale for the selling stockholder’s accounts under this prospectus, including the number of such shares that may be offered by the selling stockholders which are issuable upon exercise of warrants; and

•	the number and percent of shares of our common stock to be held by the selling stockholder after the offering of the shares registered hereunder, assuming all of such shares are sold by the selling stockholders and that such person does not acquire any other shares of our common stock prior to the assumed sale of all of the resale shares. The selling stockholders may sell all, some or none of the common stock being offered pursuant to this prospectus.

The table is prepared based on information supplied to us by the selling stockholders. Although we have assumed for purposes of the table below that the selling stockholders will sell all of the shares offered by this prospectus, because the selling stockholders may offer from time to time all or some of their shares covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales. In addition, the selling stockholders may have sold, transferred or otherwise disposed of the shares in transactions exempt from the registration requirements of the Securities Act since the date the selling stockholders provided the information regarding their shares. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described in this section, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this prospectus.

Selling Stockholder	Shares Beneficially Owned Prior to Offering(*)	Shares Being Offered	Shares Being Offered Underlying Warrants	After Offering
				Number of Shares Beneficially Owned	Percentage of Class#
Michael Stone(1)	300,000	300,000	600,000	0	0
Robert Seguso(2)	800,000	800,000	1,600,000	0	0
Peter Read(3)	200,000	200,000	400,000	0	0
Anthony and Dana Cristino(4)	270,000	90,000	180,000	0	0
Frank Magliochetti(5)	200,000	200,000	400,000	0	0
Margie Chassman(6)	500,000	500,000	1,000,000	0	0
Seymour Lippman(7)	200,000	200,000	400,000	0	0
Richard N. Houlding Trust(8)	150,000	50,000	100,000	0	0
George Jarkesy, Jr.(9)	180,000	60,000	120,000	0	0
Unallocated shares issuable pursuant to registration rights obligations	0	240,000	0	0	0

#	Percentage ownership is based on 7,068,000 shares outstanding as of February 1, 2008.
*	Shares reported in this column as beneficially owned do not includes warrants or Series A warrants for those holders who, upon exercise of such warrants, would be holders of greater than 5.0% of our outstanding common stock as all such warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(1)	Shares being offered include warrants to purchase 300,000 shares and 300,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(2)	Shares being offered include warrants to purchase 800,000 shares and 800,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(3)	Shares being offered include warrants to purchase 200,000 shares and 200,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(4)	Shares being offered include warrants to purchase 90,000 shares and 90,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(5)	Shares being offered include warrants to purchase 200,000 shares and 200,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(6)	Shares being offered include warrants to purchase 500,000 shares and 500,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.

(7)	Shares being offered include warrants to purchase 200,000 shares and 200,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(8)	Shares being offered include warrants to purchase 50,000 shares and 50,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.
(9)	Shares being offered include warrants to purchase 60,000 shares and 60,000 Series A warrants, which warrants include a provision restricting the ability of the holder to exercise such warrants in the event the holder is the beneficial owner of greater than 5% of our outstanding common stock.

PLAN OF DISTRIBUTION

No market currently exists for our shares. The selling stockholders may sell the shares from time to time at a fixed price of $0.35 per share. However, if our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. Each selling stockholder of the common stock and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Because selling stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein and under the caption ‘‘Executive Compensation’’, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock.

On July 24, 2007, we entered into a Selling Agent Agreement with Meyers Associates, LP pursuant to which it agreed to serve as a selling agent in our recently completed private placement. Bruce Meyers and Meyers Associates own an aggregate of 1,200,000 shares, or 16.9%, of our common stock In addition, employees of Meyers Associates, including Imtiaz Khan, also own an additional 750,000 shares, or 10.6%, of our common stock. Pursuant to the selling agency agreement, we paid Meyers Associates total fees and expenses of $75,000 in connection with our 2007 private placement. In addition, upon the closing of the private placement, we granted Meyers Associates the right of first refusal for a period of 48 months from the closing date to serve as our agent on any subsequent financing transaction, including public or private offerings of equity or debt securities, excluding commercial bank financing arrangements and grants from federal, state or local government entities. In addition, we also agreed that for a period of two years, we shall not solicit any offer to buy from or offer to sell any person introduced to us by Meyers Associates and if we do sell securities to such a person, to pay them a fee equal to 10% of the aggregate purchase price of the securities so purchased by such person.

Effective as of September 28, 2007, we entered into an agreement with three of our shareholders, Michael Sid, Shahid Khan and Yuval Segal, pursuant to which we will have the right to repurchase the shares of common stock we issued to them upon the occurrence of certain events. Under this agreement, we agreed with these stockholders that in the event the following operating metrics are not satisfied by the dates set forth in the agreement, we shall have the option to repurchase some or all of the shares of our common stock held by these stockholders. The agreement provides for the following operating metrics, the non-occurrence of which, gives rise to our right: (i) the company’s development of a software prototype prior to the one year anniversary of the closing date of our 2007 private placement and (ii) our receipt of revenues from customers or strategic for at least two fiscal quarters prior to the end of the second anniversary of the closing of the 2007 private placement. In the event that both of the operating metrics are satisfied, this agreement shall terminate immediately upon the date that the second metric is satisfied. In the event that the operating metrics are not satisfied and we elect to exercise the right to repurchase the shares held by the stockholders, we have agreed to pay a repurchase price of (a) $0.05 per share for shares currently held by such stockholders and (b) for any shares subsequently acquired by the stockholders for a price greater that $0.05, the actual price paid for such shares. The company may decline to exercise this right in the sole discretion of a majority of non-interested members of our board of directors.

We have borrowed $7,525 (at October 31, 2007) and $18,896 (at January 31, 2008) from our Chief Executive Officer to fund our initial operations. This amount is expected to be repaid in the near future.

On November 5, 2007, we entered into a services agreement with Beacon Consulting Associates for the provision of bookkeeping, accounting and chief financial officer services. In accordance with this agreement, Mr. John C. Rudy, a principal of Beacon Consulting, agreed to serve as our Chief Financial Officer. Under this agreement, we pay Beacon according to their standard hourly rates, depending on the individual providing services. We paid them an initial retainer of $2,000 upon the execution of the services agreement. We also granted Mr. Rudy options to purchase 10,000 shares of our common stock on May 16, 2008 which options are immediately exercisable at a price of $0.35 per share.

We believe, based on management’s experience that the above transactions are as fair as what could have been obtained from unaffiliated third parties. All future transactions and loans with affiliates of the issuer, including 5% or greater shareholders are to be on terms no less favorable than could be obtained from an unaffiliated third party. All future affiliated transactions and any forgiveness of loans must be (a) for a bona fide business purpose and approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our independent legal counsel, or (b) a transaction permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended.

Director Independence

Our board of directors currently consists of five members. They are Messrs. Sid, Khan, Baron and Levy and Ms. Mancini. Mr. Sid is our President and Chief Executive Officer and our other directors are independent. We have determined their independence using the definition of independence set forth in the Marketplace Rules of the Nasdaq Stock Market.

DESCRIPTION OF SECURITIES

The following description of the capital stock of MediaMorph, Inc. and provisions of its certificate of incorporation and bylaws is only a summary. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of May 1, 2008, there are 7,068,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Our board of directors is authorized, without further stockholder approval, to issue from time to time up to a total of 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Warrants

As of January 31, 2008, warrants to purchase 2,400,000 shares of our common stock were issued and outstanding. As of such date, no Series A warrants have been issued.

Registration Rights

The shares offered pursuant to this prospectus are being registered for public resale in accordance with our registration obligations to stockholders in our 2007 private placement.

We are obligated to register the re-offer and re-sale of the common stock issued in the private offering and the common stock underlying the warrants and this registration statement is being filed pursuant to such obligation. We agreed to file the registration statement within 60 days of closing and have it declared effective within 180 days of the filing date and to maintain its effectiveness for a period not to exceed the time when such shares may be sold pursuant to Rule 144(k). We also agree that if the registration statement is not declared effective within the time period specified above, we will pay to the investors liquidated damages equal to 1% of purchase price paid by each investor for each full month in which an event occurred or continued and pro-rata for any partial month in which an event occurred or continued, until the applicable Event is cured, but in no event for a period of time greater than ten (10) consecutive months. However, at our option, we may, in lieu of making the cash payments referred to above, issue to each investor an amount in shares common stock equal to 1% of the purchase price paid by such investor, based on the five-day average of the closing bid price of our common stock as reported on the principal trading market for our common stock for the five business days immediately preceding the date of the event or applicable monthly anniversary thereof. Any shares of common stock which we may issue in lieu of paying liquidated damages will be deemed a registrable security. We have included in this prospectus an aggregate of 240,000 shares of our common stock in order to provide us with the ability to issued registered shares in lieu of cash in the event we are required to pay liquidated damages pursuant to our registration rights obligation.

Transfer Agent and Registrar

We are currently acting as our own transfer agent and registrar for our common stock.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon by Becker & Poliakoff, LLP, New York, New York. Certain members and employees of the firm hold an aggregate of 90,000 shares of our common stock.

EXPERTS

The financial statements for the period ended October 31, 2007 included in this prospectus have been audited by Holtz Rubinstein Reminick, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have not had any disagreements with our accountants on accounting or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

In addition, after the effective date of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports, or other information with the

SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Certificate of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. In addition, our bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Delaware. Our bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Securities Act’’) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MediaMorph, Inc.
(A Development Stage Company)

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of October 31, 2007 and January 31, 2008 (unaudited)	F-3
Statements of Operations for the period April 10, 2007 (date of inception) to October 31, 2007, November 1, 2007 to January 31, 2008 (unaudited) and April 10, 2007 (date of inception) to January 31, 2008 (unaudited)	F-4
Statements of Cash Flows for the period April 10, 2007 (date of inception) to October 31, 2007, November 1, 2007 to January 31, 2008 (unaudited) and April 10, 2007 (date of inception) to January 31, 2008 (unaudited)	F-5
Statement of Stockholders’ Equity for the period April 10, 2007 (date of inception) to October 31, 2007 and to January 31, 2008 (unaudited)	F-6
Notes to Financial Statements	F-7 to F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MediaMorph, Inc.:

We have audited the accompanying balance sheet of MediaMorph, Inc (a development stage company) as of October 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period April 10, 2007 (date of inception) to October 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaMorph, Inc (a development stage company) as of October 31, 2007 and the results of its operations and its cash flows for the period April 10, 2007 (date of inception) to October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss and negative operating cash flows of $18,227 and $14,432, respectively, these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
February 19, 2008

MediaMorph, Inc.
(A Development Stage Company)

Balance Sheets

	October 31, 2007	January 31, 2008
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$488,293	$381,810
Prepaid expenses		1,930
Total current assets	488,293	383,740
Other assets		3,860
TOTAL ASSETS	$488,293	$387,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$21,851
Payroll tax payable	3,273	—
Due to officer	7,525	18,896
Total current liabilities	10,798	40,747
COMMITMENTS AND CONTINGINCIES
STOCKHOLDERS’ EQUITY
Preferred stock (20,000,000 shares authorized; none issued, par value $.01 per share)	—	—
Common stock (100,000,000 shares authorized; 7,068,000 shares issued and outstanding, par value $.001 per share	7,068	7,068
Additional paid-in capital	492,800	492,800
Subscriptions receivable	(3,624)	(3,624)
Deferred compensation	(522)	(522)
Deficit accumulated during the development stage	(18,227)	(148,869)
Total stockholders’ equity	477,495	346,853
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$488,293	$387,600

See Accompanying Notes to Financial Statements

MediaMorph, Inc.
(A Development Stage Company)

Statements of Operations

	For the Period April 10, 2007 (date of inception) to October 31, 2007	For the period November 1, 2007 to January 31, 2008	For the Period April 10, 2007 (date of inception) to January 31, 2008
		(Unaudited)	(Unaudited)
Revenues	$—	$—	$—
Software development costs		$92,599	$92,599
Selling, general and administrative expenses	19,464	42,939	62,403
Other income
Interest income	1,237	4,896	6,133
Net loss	$(18,227)	$(130,642)	$(148,869)
Net loss per share	$(0.00)	$(0.02)	$(0.03)
Weighted average common shares outstanding basic and diluted	5,033,198	7,070,271	5,664,210

See Accompanying Notes to Financial Statements

MediaMorph, Inc.
(A Development Stage Company)

Statements of Cash Flows

	For the Period April 10, 2007 (date of inception) to October 31, 2007	For the period November 1, 2007 to January 31, 2008	For the Period April 10, 2007 (date of inception) to January 31, 2008
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,227)	$(130,642)	$(148,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	522	—	522
Changes in operating assets and liabilities:
Prepaid expenses		(1,930)	(1,930)
Accounts payable		21,851	21,851
Payroll tax payable	3,273	(3,273)	—
Other assets		(3,860)	(3,860)
Net cash used in operating activities	(14,432)	(117,854)	(132,286)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement, net of financing costs	495,200	—	495,200
Advance from officer	7,525	11,371	18,896
Net cash provided by financing activities	502,725	11,371	514,096
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	488,293	(106,483)	381,810
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	488,293	—
CASH AND CASH EQUIVALENTS, END OF PERIOD	$488,293	$381,810	$381,810
Supplemental schedule of non-cash investing and financing activities:
Issuance of warrants to private placement subscribers	$193,475	$—	$193,475

See Accompanying Notes to Financial Statements

MediaMorph, Inc.
(A Development Stage Company)

Statement of Stockholders’ Equity
For the Period April 10, 2007 (date of inception) to October 31, 2007 and
November 1, 2007 to January 31, 2008

	Shares	Par Value	Additional Paid-in Capital	Subscriptions Receivable	Deferred Compensation	Deficit accumulated during the development stage	Total Stockholders’ Equity
Founders Stock	3,624,000	$3,624	$—	$(3,624)	$—	$—	$—
Restricted stock award	1,044,000	$1,044			(1,044)		0
Stock based compensation					522		522
Private placement – net of costs	2,400,000	2,400	492,800				495,200
Net loss						(18,227)	(18,227)
Balances, October 31, 2007	7,068,000	7,068	492,800	(3,624)	(522)	(18,227)	477,495
Net loss	—	—	—	—	—	(130,642)	(130,642)
Balances January 31, 2008 (unaudited)	7,068,000	$7,068	$492,800	$(3,624)	$(522)	$(148,869)	$346,853

See Accompanying Notes to Financial Statements

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited)

1.	Basis of Presentation and Business Description

MediaMorph, Inc. (‘‘MediaMorph’’) (a development stage company) (the ‘‘Company’’) was organized on April 10, 2007 as a Delaware corporation.

MediaMorph is in the initial stages of becoming a provider of a software solution for Digital Media companies, which now must leverage content from multiple sources across multiple platforms (Internet, mobile, IPTV). Management believes that the client base for the product will be international. The MediaMorph solution will help these companies by providing a software solution that will:

•	Allow for a single point of content ingestion and management

•	Distribute and deliver that content to multiple media (Internet, mobile, Addressable Set-Top Box)

•	Track the interaction metrics and revenues for the same content across media

•	Provide a single point to optimize content distribution and promotion

The Company is in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises;’’ accordingly; recovery of its assets is dependent upon future events.

2.	Going Concern Consideration

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the period from April 10, 2007 (date of inception) to October 31, 2007, the Company incurred losses and negative operating cash flows of $18,227 and $14,432 respectively. During the first quarter of fiscal 2008, the Company incurred losses and negative cash flow from operations of $130,642 and $117,854, respectively. Further, the Company incurred losses and negative operating cash flow of $148,869 and $132,286 during the period from April 10, 2007 (date of inception) to January 31, 2008.

The Company’s recurring losses and negative operating cash flows raises substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans in connection with this matter include obtaining additional equity and or debt financing and achieving profitable operations through development of a marketable product and the generating of revenues.

The Company has been successful in raising funds through shareholder loans and the issuance of common stock in a private placement. The Company’s near and long-term operating strategies focus on achieving net income and cash flow through increasing revenues from software sales There can be no assurance that the Company will continue to obtain sufficient equity or debt financing on favorable terms, if at all. If the Company is unable to secure additional financing and achieve future profitable operations, its ability to implement its growth strategies will be impaired and its financial condition, results of operations and cash flows are likely to be materially adversely affected.

3.	Summary of Significant Accounting Policies

Use of Estimates   —   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited) (continued)

assets and liabilities at the date of the financial statements and the reported amounts of revenues, if applicable and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents   —   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Amounts reported include cash on deposit in overnight deposit accounts and investments in money market accounts.

Fair Value of Financial Instruments   —   The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, ‘‘Disclosures about Fair Value of Financial Instruments,’’ approximate their carrying amounts as presented in the accompanying balance sheet at October 31, 2007.

Income Taxes   —   Income taxes are accounted for under the asset and liability method as set forth in Statement of Financial Accounting Standards No. 109,‘‘Accounting for Income Taxes.’’ Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is provided if it is more likely than no that some or all of the deferred tax asset will not be realized.

Stock-Based Compensation   —   Accounting for stock options and other stock compensation issued to employees follows the provisions of SFAS No. 123(R), ‘‘Share-Based Payment.’’ This statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward.

The Company expects to utilize the Black-Scholes option-pricing model to measure the fair value of options granted to employees, if and when granted.

Earnings Per Share   —   The Company complies with the accounting and reporting requirements of Statement of Financial Accounting Standards No. (‘‘FAS’’) 128,‘‘Earnings Per Share.’’ Basic earnings per share (‘‘EPS’’) excludes dilution and is computed by dividing income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is based upon the weighted average number of common shares outstanding during the period plus the additional weighted average common equivalent shares during the period. Common equivalent shares result from the assumed exercises of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding shares of common stock (the ‘‘Treasury stock method’’). Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be anti-dilutive. Inherently, stock options and warrants are deemed to be anti-dilutive when the average market price of the common stock during the period exceeds the exercise prices of the stock options or warrants. At October 31, 2007 and January 31, 2008, the Company’s common stock equivalents included warrants exercisable for 2,400,000 shares of the Company’s common stock. These common stock equivalents are not included in the diluted EPS calculations because the effect of their inclusion would be anti-dilutive or would decrease the loss per common share.

Advertising Expense   —   In accordance with the provisions of Statement of Position (‘‘SOP’’) No. 93-7, advertising costs will be expensed as incurred.

Software Development Costs — In March 2000, the Financial Accounting Standards Board’s Emerging Issue Task Force (‘‘EITF’’) issued EITF No. 00-2 ‘‘Accounting for Web Site Development Costs’’, which provides guidance with respect to capitalization of certain costs incurred in connection

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited) (continued)

with web development activities and references Statement of Financial Accounting Standards (‘‘SFAS’’) No. 86 ‘‘Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed’’. In accordance with these pronouncements, costs to establish the technological feasibility of software applications developed by the Company are charged to expense as incurred. Certain costs incurred subsequent to achieving technological feasibility will be capitalized. During the quarter ended January 31, 2008, the Company incurred and expensed $92,599 of software development costs including an allocation of one half of the CEO’s salary and payroll expenses.

4.	Financial Instruments and Off-Balance Sheet Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally bank deposits, short-term investments and accounts receivable when and if they exist. Cash and cash equivalents are deposited with high credit quality financial institutions. The Company did not have any short-term investments during the period covered by the financial statements. Management will perform ongoing evaluations of our customers’ financial condition and we will monitor our exposure for credit losses and maintain allowances for anticipated losses.

5.	Stockholders’ Equity

•	Founders stock — 3,624,000 shares with a par value of $.001 (or $3,624) were issued to the founders of the Company at inception, April 10, 2007. In addition, 1,044,000 shares of common stock were issued on that date as Restricted Stock to the Company’s CEO. These shares vest in accordance with vesting conditions (reflected in an employment agreement entered into between the CEO and the Company as follows: 50% of the shares of common stock shall vest upon the six month anniversary of the date of inception and the remaining 50% shall vest upon the twelve month anniversary of such date, provided, however, that the CEO continuously serves in the position of CEO and President. The fair value of the shares issued to the CEO have been determined by management to have a fair value of $1,044 or $.001 per share, which is the value of the founders stock issued on the same date as the Restricted stock award.

•	Effective as of September 28, 2007, we entered into an agreement with three of our shareholders, Michael Sid, Shahid Khan and Yuval Segal, pursuant to which we will have the right to repurchase the shares of common stock we issued to them upon the occurrence of certain events. Under this agreement, we agreed with these stockholders that in the event the following operating metrics are not satisfied by the dates set forth in the agreement, we shall have the option to repurchase some or all of the shares of our common stock held by these stockholders. The agreement provides for the following operating metrics, the non-occurrence of which, gives rise to our right: (i) the company’s development of a software prototype prior to the one year anniversary of the closing date of our 2007 private placement and (ii) our receipt of revenues from customers or strategic for at least two fiscal quarters prior to the end of the second anniversary of the closing of the 2007 private placement. In the event that both of the operating metrics are satisfied, this agreement shall terminate immediately upon the date that the second metric is satisfied. In the event that the operating metrics are not satisfied and we elect to exercise the right to repurchase the shares held by the stockholders, we have agreed to pay a repurchase price of (a) $0.05 per share for shares currently held by such stockholders and (b) for any shares subsequently acquired by the stockholders for a price greater that $0.05, the actual price paid for such shares. The company may decline to exercise this right in the sole discretion of a majority of non-interested members of our board of directors.

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited) (continued)

•	Private placement — On October 1, 2007 the Company issued 12 units with each unit consisting of 200,000 shares of common stock (for a total of 2,400,000 shares), and warrants to purchase 200,000 shares of common stock (for a total of 2,400,000 warrants) at a price of $50,000 per unit ($600,000). Net cash proceeds, after costs, amounted to $495,200.

The warrants issued as part of the private placement have a term of five years and are exercisable at a per share price of $0.35 during the six month period commencing on the issue date (the ‘‘initial exercise period’’) and at a per share price of $0.50 thereafter. The warrants contain a ‘‘cashless exercise’’ provision, as defined, anti dilution provisions, and are redeemable at the option of the Company at a redemption price of $0.01 per warrant, at any time commencing six months after the effective date of a Registration Statement upon due notice, provided: (a) the closing bid price of the common stock has been at least 200% of the exercise price for twenty (20) consecutive trading days ending within (15) days prior to the date of the notice prior to the date of the notice of redemption and (b) there is an effective registration statement with a current prospectus available covering the shares of common stock issuable upon exercise of these warrants.

The warrants were valued at $193,475 using a lattice model that values the warrants using a probability weighted scenario model, using the following assumptions:

•	The stock price would increase in the short term at the industry- weighted cost of capital of 20.94% with an industry volatility of 84%.

•	75% likely that the Company would not be in default under its registration requirements.

•	Reset events projected to occur 5% of the time at an exercise price of $0.125.

•	The Holder would automatically convert at a stock price of $1.00 if the registration was effective and the Company was not in default.

•	The Maker would trigger redemption of the note when available at a stock price of $1.00 or higher – although the Holder would most likely exercise.

The primary factors driving the economic value of warrants are stock price; stock volatility; exercise behavior and an event of reset or exercise price adjustment. Projections of these variables over the remaining term of the warrant are either derived or based on industry averages.

Based on the above, a probability was assigned to each scenario for each future period, and the appropriate intrinsic value was determined for each scenario. This warrant value was then probability weighted and discounted at a risk-free rate (4.23%) to the present.

The risk-free rate for the expected term of the warrants is based on the U.S. Treasury yield curve in effect at the date of issuance.

Advisory Board

The Company has been authorized by its Board of Directors to establish a Technical Advisory Board to render technical advice on new product offerings and to assist the Company in evaluating prospective new ventures. An aggregate of 132,000 shares of common stock have been reserved for issuance to the members of the Technical Advisory Board under terms to be determined by the Chief Executive Officer or Chairman.

Incentive Compensation Plan

Subject to the approval of the stockholders, the Board of Directors has resolved that the Company adopt the 2007 Incentive Compensation Plan (‘‘2007 Plan’’) pursuant to which the Company shall have reserved and available for issuance an aggregate of 500,000 shares of common stock.

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited) (continued)

6.	Related party transactions

The Company has borrowed $7,525 (at October 31, 2007) and $18,896 (at January 31, 2008) from the Company’s CEO to fund the initial operations of the Company. This amount is expected to be repaid in the near future. Financing costs amounting to $26,799 were paid to the Company’s General Counsel in connection with the private placement.

On July 24, 2007, we entered into a Selling Agent Agreement with Meyers Associates, LP pursuant to which they agreed to serve as a selling agent in our recently completed private placement. Bruce Meyers and Meyers Associates own an aggregate of 1,200,000 shares, or 16.9%, of our common stock In addition, employees of Meyers Associates, including Imtiaz Khan, also beneficially own an additional 1,050,000 shares, or 14.9%, of our common stock. Pursuant to the selling agency agreement, we paid Meyers Associates total fees and expenses of $75,000 in connection with our 2007 private placement. In addition, upon the closing of the private placement, we granted Meyers Associates the right of first refusal for a period of 48 months from the closing date to serve as our agent on any subsequent financing transaction, including public or private offerings of equity or debt securities, excluding commercial bank financing arrangements and grants from federal, state or local government entities. In addition, we also agreed that for a period of two years, we shall not solicit any offer to buy from or offer to sell any person introduced to us by Meyers Associates and if we do sell securities to such a person, to pay them a fee equal to 10% of the aggregate purchase price of the securities so purchased by such person.

7.	Income Taxes

The Company has federal and state net operating loss carryforwards available to offset future taxable income of approximately $18,000 at October 31, 2007 and $149,000 at January 31, 2008, which expire in 2014 through 2027. These loss carryforwards are subject to possible limitation in future years upon the occurrence of certain ownership changes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of October 31, 2007 and January 31, 2008 are as follows:

	10/31/2007	1/31/2008
Deferred tax assets:	(unaudited)
Future benefit of net operating loss carryforwards	$7,200	$59,000
Less: Valuation allowance	(7,200)	(59,000)
Net deferred income taxes	$—	$—

8.	Commitments and contingencies

Employment Agreement

The Company has entered into an employment agreement with its CEO, which is for the period June 1, 2007 to May 31, 2009, provides for payment of a base salary of $150,000 per annum beginning October 1, 2007, certain employee benefits and a bonus to be awarded at the discretion of the Board of Directors. The agreement provides for payment of 6 months severance and continuation benefits upon the occurrence of certain events, including a change in control, as defined in the agreement. The agreement also provides for the vesting provisions of the restricted stock grant to the CEO (see Note 5) of 1,044,000 shares.

MediaMorph, Inc
(A Development Stage Company)

Notes to Financial Statements
Date of inception (April 10, 2007) to October 31, 2007
and November 1, 2007 to January 31, 2008 (Unaudited) (continued)

Office Services

In January 2008 the Company entered into an agreement with Virgo Business Centers to provide office space and services for the months of January, February and March of 2008 at a fixed amount of $1,930 per month. The Company has renewed this agreement for a period ending July 31, 2008 for two suites. The Company’s current fixed obligation to the licensor is $3,290 per month.

Consulting Agreement

On November 13, 2007, the Company entered into an agreement with a vendor, which provides software consulting services to provide software development, project management, technical writing and quality assurance at a cost of $17 per hour to a maximum of $30,000. The Company advanced the vendor $3,859 on November 13, 2007, which was charged to expense in the quarter ended January 31, 2008.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. In addition, our bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Delaware. Our bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

We have an insurance policy that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by MediaMorph, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$116
Printing and Engraving Expenses#	5,000
Accounting Fees and Expenses#	15,000
Legal Fees and Expenses	*
Miscellaneous#	5,000
Total	$25,116

#	Estimated.
*	To be filed on amendment.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

In April 2007, we issued 4,668,000 shares of common stock to our founders, chief executive officer and certain service providers for services rendered. In connection with the offer and sale of these securities, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On September 28, 2007, we consummated a private placement of our securities and sold an aggregate of 2,400,000 shares of our common stock and 2,400,000 warrants to purchase up to an aggregate of 2,400,000 additional shares of common stock and 2,400,000 additional common stock warrants, referred to as Series A warrants, for aggregate gross proceeds of $600,000 to certain accredited investors. The securities were sold in units and each unit consisted of 200,000 shares of common stock and 200,000 warrants. The warrants are exercisable at any time until five years from the effective date of the registration statement of which this prospectus forms a part. The warrants may be exercised at an initial exercise price of $0.35 per share for a period of six months following the closing date and thereafter the exercise price will increase to $0.50 per share. If a warrant is exercised within the initial six month period following closing, the holder will be issued, for each warrant exercised, one share of common stock and one new Series A warrant to purchase an additional share of common stock. Each Series A warrant will entitle the holder to purchase one share of common stock at an initial exercise price of $0.50 per share and expires five years from the effective date of the registration statement of which this prospectus forms a part. We intend to use the net proceeds of the private placement of approximately $500,000 for research and development efforts and general working capital purposes. The common stock and warrants were sold under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, on a private placement basis, to accredited investors. We made our determination of the availability of such exemptions based upon the facts and circumstances surrounding the private placement, including the representations and warranties made by the purchasers to us and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the shares and the related warrants. We paid approximately $75,000 in total fees and expenses to Meyers Associates, LP, a registered broker-dealer that we engaged to assist us in the financing.

On May 16, 2008, our board approved the grant of 182,000 options under our 2007 Equity Incentive Plan. The awards approved by our board consist of grants of 36,000 options to each of two of our employees, 25,000 options to each of our four current non-employee directors and 10,000 options to or Chief Financial Officer.

ITEM 27.    EXHIBITS

(a)	Exhibits, including those incorporated by reference.

Exhibit Number		Description
3	.1#	Certificate of Incorporation
3	.2#	Bylaws
4	.1*	2007 Incentive Compensation Plan, as amended, and Form of Option Award
4	.2#	Specimen of Common Stock Certificate
4	.3#	Form of Warrant issued in connection with 2007 Private Placement
5.1		Opinion of Becker & Poliakoff LLP (to be filed by amendment).
10	.1#	Employment Agreement dated as of November 1, 2004 between MediaMorph, Inc. and Michael Sid.
10	.2#	Form of Subscription Agreement for 2007 private placement.
10	.3#	Stockholders Agreement
23.1		Consent of Becker & Poliakoff LLP (to be filed by amendment).
23	.2*	Consent of Holtz Rubinstein Reminick LLP.
24	.1#	Power of Attorney (included on page II-5 of the Registration Statement on Form S-1).

*	Filed herewith.
#	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on March 20, 2008.

ITEM 28.    UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on May 28, 2008.

MEDIAMORPH, INC.

By:	/s/ Michael Sid Michael Sid Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Michael Sid	Chief Executive Officer, President and Director (Principal Executive Officer)	May 28, 2008

Michael Sid

/s/ Shahid Khan*	Chairman of the Board	May 28, 2008

Shahid Khan

/s/ John Rudy*	Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2008

John Rudy

/s/ Robert Baron*	Director	May 28, 2008

Robert Baron

/s/ Kenneth Levy*	Director	May 28, 2008

Kenneth Levy

/s/ Laraine Mancini*	Director	May 28, 2008

Laraine Mancini

*By:	/s/ Michael Sid Michael Sid

Attorney-in-fact

EXHIBITS

Exhibit Number	Description
3.1#	Certificate of Incorporation
3.2#	Bylaws
4.1*	2007 Incentive Compensation Plan, as amended, and Form of Option Award
4.2#	Specimen of Common Stock Certificate
4.3#	Form of Warrant issued in connection with 2007 Private Placement
5.1	Opinion of Becker & Poliakoff LLP (to be filed by amendment).
10.1#	Employment Agreement dated as of November 1, 2004 between MediaMorph, Inc. and Michael Sid.
10.2#	Form of Subscription Agreement for 2007 private placement.
10.3#	Stockholders Agreement
23.1	Consent of Becker & Poliakoff LLP (to be filed by amendment).
23.2*	Consent of Holtz Rubinstein Reminick LLP.
24.1#	Power of Attorney (included on page II-5 of the Registration Statement on Form S-1).

*	Filed herewith.
#	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on March 20, 2008.